Exhibit 10.1

CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. IN ADDITION, CERTAIN PERSONALLY IDENTIFIABLE INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(A)(6) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

REVOLVING CREDIT AGREEMENT

dated as of

May 22, 2025

among

BLACKROCK MONTICELLO DEBT REAL ESTATE INVESTMENT TRUST

as Borrower,

and

JPMORGAN CHASE BANK, N.A.,

as Lender

i

6.	CONDITIONS PRECEDENT		45
	6.1	Conditions to Effectiveness	45
	6.2	Conditions to Initial Borrowing	47
	6.3	All Loans	47

7.	REPRESENTATIONS AND WARRANTIES		48
	7.1	Organization and Good Standing of the Loan Parties	48
	7.2	Authorization and Power	48
	7.3	No Conflicts or Consents	48
	7.4	Enforceable Obligations	48
	7.5	Priority of Liens	48
	7.6	Financial Condition	49
	7.7	Full Disclosure	49
	7.8	No Default	49
	7.9	No Litigation	49
	7.10	Material Adverse Effect	49
	7.11	Taxes	49
	7.12	Jurisdiction of Formation and/or Registration; Principal Office	49
	7.13	ERISA Compliance	49
	7.14	Compliance with Law	50
	7.15	Hazardous Materials	50
	7.16	Insider	50
	7.17	Structure	50
	7.18	Capital Commitments and Contributions	50
	7.19	Fiscal Year	50
	7.20	Investment Company Act	50
	7.21	Margin Stock	50
	7.22	Anti-Corruption Laws and Sanctions	51
	7.23	No Defenses	51
	7.24	Beneficial Ownership Certification	51
	7.25	Solvency	51
	7.26	Outbound Investment Rules	51
	7.27	Records of Shares	51

8.	AFFIRMATIVE COVENANTS		51
	8.1	Financial Statements, Reports and Notices	51
	8.2	Payment of Taxes	53
	8.3	Maintenance of Existence and Rights	53
	8.4	Notice of Default	53
	8.5	Other Notices	54
	8.6	Compliance with Constituent Documents; Use of Proceeds	54
	8.7	Books and Records; Access	54
	8.8	Compliance with Law	54
	8.9	Insurance	55
	8.10	Authorizations and Approvals	55
	8.11	Maintenance of Liens; Further Assurances	55
	8.12	[Reserved]	55
	8.13	Beneficial Ownership Certification	55
	8.14	Collateral Accounts	55
	8.15	Post-Closing Covenants	55

9.	NEGATIVE COVENANTS		55
	9.1	Mergers; Dissolution	55
	9.2	Negative Pledge	56
	9.3	Fiscal Year and Accounting Method	56
	9.4	Constituent Documents	56
	9.5	Transfer by, or Admission of, Investors	56
	9.6	Capital Commitments	57
	9.7	ERISA Compliance	57
	9.8	Limitations on Dividends and Distributions	57
	9.9	Limitation on Debt	57
	9.10	[Reserved]	58
	9.11	Alternative Investment Vehicles and Intermediate Entities	58
	9.12	Deemed Capital Contributions	58
	9.13	Investor Default	58
	9.14	Minimum Funded Capital Commitment	58
	9.15	Outbound Investment Rules	58

10.	EVENTS OF DEFAULT		59
	10.1	Events of Default	59
	10.2	Remedies Upon Event of Default	60
	10.3	Performance by Lender	61
	10.4	JPM Investors	61

11.	MISCELLANEOUS		62
	11.1	Waivers; Amendments	62
	11.2	Right of Setoff	62
	11.3	Payments Set Aside	62
	11.4	Expenses; Indemnity; Damage Waiver	62
	11.5	Notices	64
	11.6	Governing Law; Jurisdiction; Consent to Service of Process	64
	11.7	WAIVER OF JURY TRIAL	65
	11.8	Severability	65
	11.9	Recourse Liability	65
	11.10	Successors and Assigns	65
	11.11	Interest Rate Limitation	67
	11.12	Survival of Representations and Warranties	67
	11.13	Confidentiality	67
	11.14	USA Patriot Act	68
	11.15	No Fiduciary Duty, etc.	68
	11.16	Counterparts; Integration; Effectiveness; Electronic Execution	69
	11.17	Obligations Unconditional; Waiver of Defenses	70
	11.18	MONTICELLOAM Event	71
	11.19	Acknowledgement Regarding Any Supported QFCs	71
	11.20	Judgment Currency	72
	11.21	Borrower Communications	72

SCHEDULES

SCHEDULE 1.1	Commitment
SCHEDULE 5.2	Collateral Accounts
SCHEDULE 7.17	Loan Party Structure Chart
SCHEDULE 11.5	Addresses

EXHIBITS

EXHIBIT A	Form of Borrowing Base Certificate
EXHIBIT B	Form of Note
EXHIBIT C	Form of Loan Request
EXHIBIT D	Form of Security Agreement
EXHIBIT E	Form of Account Pledge Agreement
EXHIBIT F	Form of Compliance Certificate
EXHIBIT G	[Reserved]
EXHIBIT H	[Reserved]
EXHIBIT I	Forms of U.S. Tax Compliance Certificates
EXHIBIT J	Form of Facility Increase Request
EXHIBIT K	Form of Facility Extension Request
EXHIBIT L	Form of Investor Letter

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT is dated as of May 22, 2025, among BLACKROCK MONTICELLO DEBT REAL ESTATE INVESTMENT TRUST, a Maryland statutory trust (the “Borrower”), and JPMORGAN CHASE BANK, N.A. (“Lender”).

A. The Borrower has requested that Lender make loans to the Borrower for the principal purposes of (i) providing working capital to finance the costs and other expenses to be incurred by the Borrower in connection with making investments permitted under the Trust Documents and Subscription Documents, and (ii) financing the costs of other undertakings by the Borrower permitted under the Trust Documents and Subscription Documents.

B. Lender has agreed to make loans upon the terms and subject to the conditions set forth in this Credit Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. DEFINITIONS

1.1 Defined Terms. For the purposes of this Credit Agreement, unless otherwise expressly defined, the following terms shall have the respective meanings assigned to them in this Section 1.1 or in the Section or recital referred to:

“ABR”, when used in reference to (a) a rate of interest, refers to the Alternate Base Rate, and (b) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Account Bank” means (i) The Bank of New York Mellon and (ii) any other financial institution (in each case, reasonably acceptable to the Lender) that enters into an Account Control Agreement in accordance with Section 5.2.

“Account Control Agreement” means each account control agreement, executed by the Borrower, Lender and the Account Bank, as depository.

“Account Pledge” means the Account Pledge Agreement, substantially in the form of Exhibit E, executed by the Borrower and the Lender.

“Adequately Capitalized” means compliance with the capital standards for Bank Holding Companies as described in the Bank Holding Company Act of 1956, and regulations promulgated thereunder.

“Affiliate” of any Person means any other Person that, directly or indirectly, controls or is controlled by, or is under common control with, such Person. For the purpose of this definition, “control” and the correlative meanings of the terms “controlled by” and “under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or partnership interests or by contract or otherwise, but does not include individual officers, directors, employees, agents and attorneys in fact of such Persons and Affiliates.

“Agreement Currency” is defined in Section 11.20.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00%; provided that for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 4.3 or Section 4.4 hereof (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 4.3(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than the Floor, such rate shall be deemed to the Floor for purposes of this Credit Agreement.

“Alternative Investment Vehicle” means an alternative investment vehicle, parallel fund and/or feeder fund, collective investment vehicle, real estate investment trust, group trust or other investment vehicle created in accordance with the Trust Documents or otherwise.

“Ancillary Document” has the meaning assigned to it in Section 11.16(b).

“Annual Valuation Period” means the “annual valuation period” for the Borrower as determined in accordance with the Plan Assets Regulation.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, at any time, (a) with respect to any ABR Loan, 0.95% per annum; and (b) with respect to any Term Benchmark Loan or Daily Simple SOFR Borrowing, 1.95% per annum.

“Approved Borrower Portal” is defined in Section 11.21(a) hereof.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is (a) administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender and (b) is not a Competitor.

“Assignee” is defined in Section 11.10(b) hereof.

“Attorney Costs” means and includes all reasonable and documented fees and disbursements of any law firm or other external counsel of Lender.

“Attributable Indebtedness” means, on any date: (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles; and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles if such lease were accounted for as a Capital Lease.

“Availability Period” means the period commencing on the Closing Date and ending on the Maturity Date.

“Available Commitment” means, at any time, an amount equal to, the lesser of: (i) the Maximum Commitment or (ii) the Borrowing Base.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Credit Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 4.3.

“Bank Holding Company” means a “bank holding company” as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended, or a non-bank subsidiary of such bank holding company.

“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 4.3.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Lender for the applicable Benchmark Replacement Date:

(1) Daily Simple SOFR; or

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Lender and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Lender, in consultation with the Borrower, for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such

Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Lender decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Lender decides, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.3 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.3.

“Beneficial Ownership Certification” means, for a “legal entity customer” (as such term is defined in the Beneficial Ownership Regulation), a certification regarding beneficial ownership or control to the extent required by the Beneficial Ownership Regulation, which certification shall be substantially similar in substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers included as Appendix A to the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BlackRock” means Blackrock Financial Management, Inc.

“BlackRock Subscription Agreement” means the Subscription Agreement between the Designated Investor and the Borrower, dated March 14, 2025, as amended by Amendment No. 1 to the Subscription Agreement, dated as of May 22, 2025, between the Designated Investor and the Borrower.

“Borrower Communications” means, collectively, any Loan Request, notice of prepayment, or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Lender through an Approved Borrower Portal.

“Borrower” is defined in the preamble to this Credit Agreement.

“Borrowing” means any borrowing, conversion or continuation of a Loan of the same Type, made, converted or continued on the same date and, in the case of a Term Benchmark Loan, as to which a single Interest Period is in effect.

“Borrowing Base” means, at any time of determination, ninety percent (90%) of the aggregate Uncalled Capital Commitments of the Included Investors. For the avoidance of doubt, the Uncalled Capital Commitments of each Excluded Investor shall be excluded from the Borrowing Base at all times.

“Borrowing Base Certificate” means a certificate in the form of Exhibit A.

“Borrowing Base Deficiency” has the meaning assigned to it in Section 3.6(a).

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Chicago.

“Capital Call” means a call upon all or any of the Investors for payment of all or any portion of their Capital Commitments.

“Capital Call Notice” means any written notice sent to an Investor for the purpose of making a Capital Call.

“Capital Commitment” means, for any Investor, its “Commitment,” or substantially similar term, as defined in the Subscription Documents, as applicable; and “Capital Commitments” means the aggregate Capital Commitments of all Investors. For the avoidance of doubt, certain investors in the Borrower have fully-funded subscriptions to the Borrower and the Borrower may not issue Capital Calls against such subscriptions (such subscriptions, the “Uncallable Subscriptions”); provided that, for the avoidance of doubt, any Capital Commitments of the Designated Investor shall not be deemed to be Uncallable Subscriptions as of the Closing Date. For purposes of this Agreement, the Uncallable Subscriptions shall not be considered Uncalled Capital Commitments at any time and shall not be part of the Borrowing Base.

“Capital Contribution” means, for any Investor, any contribution of capital made to the Borrower in response to a Capital Call.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with Generally Accepted Accounting Principles, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with Generally Accepted Accounting Principles.

“Change in Law” means the occurrence after the date of this Credit Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Credit Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning set forth in Section 11.11.

“Closing Date” means May 22, 2025.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” is defined in Section 5.1(a) hereof.

“Collateral Account” means each account of the Borrower described on Schedule 5.2 hereto (as updated from time to time).

“Collateral Documents” is defined in Section 5.3 hereof.

“Commitment” means, with respect to the Lender, the amount set forth as its “Commitment” on Schedule 1.1 opposite the Lender’s name, and giving effect to any reduction in such amount from time to time pursuant to Section 3.7 or increase pursuant to the terms of Section 2.11.

“Competitor” means any real estate fund, Affiliate thereof or Person whose primary business is the management of real estate funds, excluding any commercial or investment bank, finance company, broker-dealer or insurance company.

“Compliance Certificate” is defined in Section 8.1(c) hereof.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means, for any entity, its constituent or organizational documents, including: (a) in the case of any partnership, exempted limited partnership, limited liability company, trust or other form of business entity, the partnership agreement, exempted limited partnership agreement, limited liability company agreement or other applicable agreement of formation or governance (including the Trust Documents) and any agreement, certificate, instrument, filing or notice with respect thereto filed or delivered in connection with its formation with the secretary of state or other department in the state or other jurisdiction of its formation (including the Certificate of Trust of the Borrower, as filed with the State Department of Assessments and Taxation of Maryland on November 7, 2024), in each case as amended from time to time; (b) in the case of any limited liability company, the articles or certificate of formation and its operating agreement or limited liability company agreement; and (c) in the case of a corporation, company or an exempted company, the certificate or articles of incorporation and its bylaws or memorandum and articles of association (as applicable).

“Contribution Collateral Account” is defined in Section 5.2(a) hereof.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Covered Party” has the meaning assigned to it in Section 11.19(a).

“Credit Agreement” means this Revolving Credit Agreement.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website. Notwithstanding anything to the contrary in the foregoing, if Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Credit Agreement.

“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, restructuring, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including the United States Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of the Loans.

“Declaration of Trust” has the meaning provided in the definition of “Trust Documents”.

“Default Rate” means, on any day, the lesser of: (a)(i) in respect of principal amounts of and interest on Loans, the interest rate with respect to such Loans in effect on such day, plus 2.00% and (ii) in respect of any other amounts, the Alternate Base Rate in effect on such day, plus 2.00%; or (b) the Maximum Rate.

“Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“Defaulting Investor” has the meaning set forth in the definition of “Exclusion Event.”

“Designated Investor” means BlackRock Financial Management, Inc., a Delaware corporation.

“Distribution” means any distributions (whether or not in cash) (i) on account of any Trust Interest or other Equity Interest in the Borrower, including as a dividend or other distribution, (ii) on account of the purchase, redemption, retirement or other acquisition of any such Trust Interest or other Equity Interest, and (iii) any special income, carried interest, performance allocation or other performance or incentive-based distributions, compensation or fees to any Management Company.

“Dollars” and the sign “$” mean lawful currency of the United States of America.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Damages” means all claims, demands, liabilities (including strict liability), losses, damages (including consequential and punitive damages), causes of action, judgments, penalties, fines, costs and expenses (including reasonable fees, costs and expenses of attorneys, consultants, contractors, experts and laboratories), of any and every kind or character, contingent or otherwise, matured or unmatured, known or unknown, direct or indirect, foreseeable or unforeseeable, made, incurred, suffered or brought at any time and from time to time and arising in whole or in part from:

(a) The presence of any Hazardous Material on any Property, or any escape, seepage, leakage, spillage, emission, release, threatened release, pumping, pouring, dumping, emptying, injection, leaching, migration, depositing, discharge or disposal of any Hazardous Material on, to, from, through or out of any Property; or

(b) Any act, omission, event or circumstance existing or occurring in connection with the handling, treatment, containment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Material by the Borrower, or any party for whose actions the Borrower is liable or in connection with any Property; or

(c) The breach of any representation, warranty, covenant or agreement contained in Section 7.14 (to the extent such breach relates to environmental Laws), Section 7.15, Section 8.5 (to the extent such breach relates to environmental requirements), or Section 8.8 (to the extent such breach relates to environmental requirements); or

(d) Any violation by the Borrower of any applicable environmental Law, regardless of whether any act, omission, event or circumstance giving rise to the violation constituted a violation at the time of the occurrence or inception of such act, omission, event or circumstance; or

(e) Any environmental liability with respect to any Property, or the filing or imposition of any environmental lien against any Property, because of, resulting from, in connection with, or arising out of any of the matters referred to in clauses (a) through (d) preceding.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code and Section 302 of ERISA).

“ERISA Investor” means an Investor that is: (a) an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Part 4 of Subtitle B of Title I of ERISA; (b) any “plan” (as such term is defined in Section 4975(e) of the Code) subject to Section 4975 of the Code or (c) a partnership or commingled account of a fund, or any other entity or account, whose assets include or are deemed to include the assets of one or more such employee benefit plans or plans in accordance with the Plan Assets Regulation.

“Event of Default” is defined in Section 10.1 hereof.

“Excluded Investor” means (a) any JPM Investor and (b) any Investor that is not an Included Investor, including any Investor that is subject to an Exclusion Event that has not been cured and/or waived in accordance with the provisions hereof.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment requested by the Borrower) or (ii) Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 4.1, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.1(g), and (d) any withholding Taxes imposed under FATCA.

“Exclusion Event” means the occurrence of any of the following events with respect to any Included Investor (such Included Investor hereinafter referred to as a “Defaulting Investor”), including as a result of any provision set forth in any Side Letter (or the election of such provision pursuant to a “most favored nations” clause):

(a) such Investor shall: (i) apply for or consent to the appointment of a receiver, restructuring officer, trustee, custodian, intervenor, provisional liquidator or liquidator of itself or of all or a substantial part of its assets; (ii) file a voluntary petition as debtor in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding; or (vi) take any personal, partnership, limited liability company, corporate or trust action, as applicable, for the purpose of effecting any of the foregoing;

(b) (i) the commencement of any proceeding under any Debtor Relief Laws relating to such Investor or all or any material part of its respective property is instituted without the consent of such Person; or (ii) an order, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking such Investor’s reorganization, restructuring or liquidation, or appointing a receiver, restructuring officer, custodian, trustee, intervenor, provisional liquidator or liquidator, administrator or similar entity, of such Person or of all or substantially all of its assets; provided that such Investor shall be automatically reinstated as an Included Investor in the event that the Borrower provides reasonable evidence reflecting that any such proceeding, order, judgment or decree has been dismissed within thirty (30) days after the commencement or entrance thereof, as applicable;

(c) any final judgment(s) for the payment of money which in the aggregate exceed 15% of the net worth of such Investor shall be rendered against such Person, and such judgment or judgments shall not be satisfied, bonded, stayed or discharged within 30 days, unless covered by insurance or unless being appealed and the applicable Investor has posted a bond or cash collateral or otherwise stayed the execution of such judgment;

(d) such Investor shall (i) repudiate, challenge, or declare unenforceable its obligation to make contributions to the capital of the Borrower pursuant to its Capital Commitment or a Capital Call Notice; (ii) inform the Borrower of its intent to withdraw from the Borrower or of a prospective inability to fund Capital Contributions; or (iii) otherwise disaffirm any material provision of its Subscription Documents, Investor Letter or the Trust Documents relating to the Capital Contributions; provided that, if any repudiation, challenge, declaration or withdrawal is only in respect of a portion of such Investor’s Capital Commitment up to a maximum of ten percent (10%) of such Investor’s Capital Commitment, only such portion shall be excluded from the Borrowing Base;

(e) the Borrower cancels, reduces, excuses, excludes, terminates, suspends or abates the Capital Commitment or any Capital Contribution of such Investor; provided that if the Borrower cancels, reduces, excuses, excludes, terminates, suspends or abates less than all of the Capital Commitment or any Capital Contribution of such Investor up to a maximum of ten percent (10%) of such Investor’s Capital Commitment (the “Cancelled Portion”), only the Cancelled Portion shall be excluded from the Borrowing Base;

(f) such Investor shall fail to make a contribution to the capital of the Borrower when required pursuant to a Capital Call Notice and such failure shall continue for more than five Business Days after the applicable due date with respect to such Capital Call Notice, without regard to any notice or cure periods;

(g) any representation or warranty made by such Investor under the Investor Letter or its Subscription Documents shall prove to be untrue or inaccurate in any material respect, as of the date on which such representation or warranty is made, and such Person shall fail to cure the adverse effect of the failure of such representation or warranty within 15 Business Days after the earlier of written notice thereof is delivered by Lender or the applicable Loan Party’s knowledge thereof;

(h) such Investor shall transfer, assign or subject to a Lien all or any portion of its Trust Interest in the Borrower without the prior consent of the Lender (such consent not to be unreasonably withheld or delayed); provided that if such Investor shall transfer, assign or subject to a Lien less than all of its Trust Interest (the “Subject Portion”), only the Subject Portion shall be excluded from the Borrowing Base;

(i) default shall occur in the performance by it of any of the material covenants or agreements contained in the Investor Letter or Subscription Documents (except, in each case, as otherwise specifically addressed in this definition of “Exclusion Event”, in which case no grace period beyond any provided for herein shall apply) and such default shall continue uncured for a period of 10 Business Days after the earlier of written notice thereof is delivered by Lender or the applicable Loan Party’s knowledge thereof;

(j) the occurrence of any circumstance or event which could reasonably be expected to materially impair, impede, or jeopardize the obligation and the ability of such Investor to fulfill its obligations under its Subscription Documents, Investor Letter or the Trust Documents;

(k) the assets under management of the Designated Investor shall decline by 50% or more from its assets under management as of the Closing Date;

(l) such Investor is a Sanctioned Person, or, to the Borrower’s or Lender’s knowledge, such Investor’s funds to be used in connection with funding Capital Calls are derived from illegal or suspicious activities;

(m) in connection with any Borrowing, any Loan Party has knowledge that such Investor has the right to request to be excused or excluded from funding a Capital Call or making a Capital Contribution with respect to the Investment being acquired or otherwise funded with the proceeds of the related Borrowing; provided that only the portion of such Investor’s Uncalled Capital Commitment which would otherwise be contributed to fund such Investment or repay the related Borrowing shall be excluded from the calculation of the Borrowing Base;

(r) the Unfunded Capital Commitment of such Investor ceases to be Collateral subject to a first priority perfected Lien in favor of the Lender; or

(t) such Investor becomes a JPM Investor.

“Facility Extension” is defined in Section 2.6 hereof.

“Facility Extension Date” means the effective date of a Facility Extension.

“Facility Extension Fee” means a facility extension fee equal to [***] basis points ([***]%) times the Maximum Commitment in effect on the Facility Extension Date prorated for the time from the Maturity Date in effect immediately prior to the Facility Extension Date to the new Stated Maturity Date after giving effect to the Facility Extension, payable on the effective date of the Facility Extension.

“Facility Extension Request” means a notice substantially in the form of Exhibit K attached hereto pursuant to which the Borrower requests an extension of the Stated Maturity Date in accordance with Section 2.6.

“Facility Increase” is defined in Section 2.11 hereof.

“Facility Increase Request” means the notice substantially in the form of Exhibit J pursuant to which Borrower requests an increase of the Maximum Commitment in accordance with Section 2.11 hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than the Floor, such rate shall be deemed to be the Floor for the purposes of this Credit Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Filings” means (a) UCC financing statements, UCC financing statement amendments and UCC financing statement terminations, and (b) the substantial equivalent as reasonably determined to be necessary by the Lender in any other jurisdiction in which any Loan Party may be formed.

“Floor” means the benchmark rate floor, if any, provided in this Credit Agreement initially (as of the execution of this Credit Agreement, the modification, amendment or renewal of this Credit Agreement or otherwise) with respect to the Term SOFR Rate. For the avoidance of doubt the initial Floor for Term SOFR Rate shall be zero.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Generally Accepted Accounting Principles” means those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied for all periods, after the date hereof, so as to properly reflect the financial position of the relevant Person, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of the Financial Accounting Standards Board) in order to continue as a generally accepted accounting principle or practice may be so changed.

“Governmental Authority” means any non-U.S. governmental authority, any governmental authority of the United States of America or any State of the United States of America, and any political subdivision of any of the foregoing, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including any obligation, whether or not contingent: (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor; (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person; (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness; or (d) to otherwise assure or hold harmless the owner of such Indebtedness against loss in respect thereof.

“Hazardous Material” means any material, substance, matter, or waste which constitutes or is regulated as a solid waste, hazardous waste, hazardous substance, toxic chemical, toxic substance, pollutant, or contaminant (as such terms are defined by or pursuant to any applicable environmental Law) or other material, substance, matter, or waste that is regulated or controlled under any applicable environmental Law.

“Included Investor” means an Investor approved in writing as an Included Investor by the Lender (in its sole discretion); provided that (1) an Excluded Investor will no longer be an Included Investor until such time as all Exclusion Events affecting such Investor have been cured and such Investor has been approved as an Included Investor in the sole and absolute discretion of the Lender; and (2) each approval under clause (1) of this proviso shall be subject to the satisfaction of such initial or ongoing conditions as may be specified by the Lender. The Included Investors as of the Closing Date are those specified as being Included Investors on the Borrowing Base Certificate in the form attached hereto as Exhibit A delivered to and accepted by the Lender, as in effect on the Closing Date, and Included Investors approved by the Lender subsequent to the Closing Date shall be reflected in updated Borrowing Base Certificates delivered to and accepted by the Lender. As of the Closing Date, the Designated Investor shall be an Included Investor.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with Generally Accepted Accounting Principles:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments (other than trade accounts payable in the ordinary course of business);

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments;

(c) all net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Capital Leases and Synthetic Lease Obligations; and

(g) all Guaranty Obligations of such Person in respect of any of the foregoing.

For all purposes hereof (without duplication), the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the swap termination value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

“Indemnitee” is defined in Section 11.4(c) hereof.

“Information” is defined in Section 11.13 hereof.

“Initial Borrowing” is defined in Section 6.2 hereof.

“Initial Borrowing Date” means the date on which all of the conditions precedent set forth in Section 6.02 are satisfied or waived and the Initial Borrowing is made.

“Interest Payment Date” means, with respect to any Loan, (a) the last day of each March, June, September and December (commencing on June 30, 2025) and (b) the Maturity Date; provided, that for any Interest Payment Date that occurs on a day other than a Business Day, such Interest Payment Date shall be deemed to be the immediately succeeding Business Day.

“Interest Period” means (a) with respect to any Term Benchmark Loan, (i) initially, the period commencing on (and including) the date of a Borrowing and ending on (but excluding) with respect to any Term Benchmark Loan designated by the Borrower in the applicable Request for Borrowing as having (x) a one month tenor, the last day of the calendar month, (y) a three month tenor, the first Interest Payment Date to occur thereafter and (z) a six month tenor, the last day of June or December, as applicable, that next occurs thereafter; and (ii) thereafter, each period commencing on (and including) the first Business Day after the last day of the immediately preceding Interest Period for such Borrowings and ending on (but excluding) the corresponding date one month, three months or six months thereafter (or such other period as may be agreed by the Borrower and the Lender), as designated by the Borrower in the applicable Loan Request and (b) with respect to any ABR Loan or any Daily Simple SOFR Borrowing, (i) initially, the period commencing on (and including) the date of a Borrowing and ending on (and including) the last calendar day of the next following calendar month and (ii) thereafter, the period commencing on (and including) the first calendar day of the next following calendar month and ending on (and including) the last calendar day of the next following calendar month. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Intermediate Entity” means any Person in the organizational structure of the Borrower that is interposed between the Borrower and an Investor. For purposes of clarity, an Intermediate Entity will include any intervening corporation, exempted company, limited partnership, exempted limited partnership, limited liability company or other entity domiciled within or outside of the United States between the Borrower and any Investor that is (a) formed by the Borrower or an Affiliate of the Borrower to facilitate investments by such Investor(s) directly or indirectly in the Borrower or for other structuring purposes or (b) managed or controlled by the Borrower or another Affiliate of the Borrower.

“Investment” means an investment held directly by the Borrower pursuant to its Constituent Documents.

“Investor” means (a) as of the Closing Date, the Designated Investor and (b) after the Closing Date, in addition to the Investor described in clause (a) above, a shareholder of the Borrower that becomes a shareholder after the date hereof as a result of (i) initially, a transfer by the Designated Investor or (ii) thereafter, a transfer by any transferee thereof; provided that no such transferee shall be considered an “Investor” to the extent it does not have any Uncalled Capital Commitments at the time of its admission as a transferee. For the avoidance of doubt, no shareholder of the Borrower that solely has Uncallable Subscriptions to the Borrower shall be deemed an Investor under this Credit Agreement.

“Investor Letter” means the investor letter substantially in the form of Exhibit L, entered into by the Designated Investor and acknowledged by BlackRock, Inc. and the Lender.

“IRS” means the United States Internal Revenue Service.

“JPM Investor” means any Investor that (a) is an Affiliate of JPM; (b) that is managed by JPM or an Affiliate thereof; (c) has JPM or an Affiliate thereof as its trustee (but, for the avoidance of doubt, an Investor for which JPM or an Affiliate serves as custodian or administrator shall not be a JPM Investor); (d) has JPM or an Affiliate thereof is an investor; or (e) is identified by the Lender as a “JPM Investor” in writing to the Borrower (whether upon admission as a new Investor or in the event an existing Investor otherwise becomes a JPM Investor, in each case, as the Lender may so identify).

“Judgment Currency” is defined in Section 11.20.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case having the force of law.

“Lender” is defined in the preamble to this Credit Agreement.

“Lending Office” means the office of Lender (or an affiliate of Lender) that Lender may from time to time specify in a notice to the Borrower.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means any lien, mortgage, security interest, assignment by way of security, tax lien, pledge, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under common law, any statute or other law, contract, or otherwise.

“Loan” means a loan made by Lender to the Borrower hereunder and “Loans” means the plural thereof.

“Loan Documents” means this Credit Agreement, the Note (including any renewals, extensions, re-issuances and refundings thereof), any Facility Increase Request, each of the Collateral Documents, each assignment and assumption agreement, and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Credit Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification.

“Loan Parties” means the Borrower and any general partner or equivalent of the Borrower, if applicable, and “Loan Party” means any one of them.

“Loan Request” means a request for a Borrowing substantially in the form of Exhibit C.

“Management Company” means each of (i) BlackRock and (ii) MONTICELLOAM.

“Mandatory Prepayment Event” means a mandatory prepayment has been triggered pursuant to Section 3.6, irrespective of whether such prepayment has become due and payable under the grace periods afforded in Section 3.6.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the business, assets, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole; (b) a material adverse effect upon the ability of the Borrower to perform its respective obligations under any Loan Document to which it is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; (d) a material adverse effect on the obligations or the ability of any Loan Party to fulfill its material obligations under its Constituent Documents; or (e) a material adverse effect on the ability of the Investors to perform their material obligations under the Trust Documents, the Subscription Agreements, Investor Letter or the Side Letters, as applicable.

“Material Amendment” is defined in Section 9.4 hereof.

“Maturity Date” means the earliest of (a) the Stated Maturity Date; (b) 30 days prior to the date upon which the Borrower’s right to make a Capital Call upon the Investors to repay the Obligations terminates; (c) the date upon which Borrower terminates the Maximum Commitment pursuant to Section 3.7 hereof; and (d) the date upon which Lender declares the Obligations due and payable after the occurrence of an Event of Default.

“Maximum Commitment” means $43,875,000, as such amount may be increased pursuant to Section 2.11 hereof or reduced pursuant to Section 3.7 hereof.

“Maximum Rate” has the meaning set forth in Section 11.11.

“Minimum Funded Capital Commitment Condition” means, as of any date, the Borrower shall have made one or more Capital Calls and the Investors shall have funded Capital Contributions which have not been returned to the Investors in an amount at least equal to, as of the Initial Borrowing Date and thereafter, a cumulative amount equal to 2.5% of the overall Capital Commitments of the Investors in effect as of such date.

“Minimum Utilization Amount” means, for any day, an amount equal to 40% of the Maximum Commitment in effect as of the Closing Date; provided that (x) if the Maximum Commitment is increased pursuant to Section 2.11, “Minimum Utilization Amount” shall mean 40% of the Maximum Commitment in effect immediately after giving effect to such Facility Increase and (y) if the Maximum Commitment is decreased pursuant to Section 3.7, “Minimum Utilization Amount” shall mean 40% of the Maximum Commitment in effect immediately after giving effect to such reduction.

“MONTICELLOAM” means MONTICELLOAM, LLC., a Delaware limited liability company.

“MONTICELLOAM Event” means occurrence of any event specified under Sections 10.1 (g), (h) or (l) hereof with respect to MONTICELLOAM.

“MONTICELLOAM Event Adjustments” has the meaning set forth in Section 11.18.

“MONTICELLOAM Adjustment Disagreement” has the meaning set forth in Section 11.18.

“No Plan Asset Certificate” means a certificate from the Borrower, delivered by the relevant Responsible Officer of the Borrower, based on consultation with its counsel and in a form reasonably acceptable to Lender, stating that the underlying assets of such Borrower do not constitute Plan Assets because such Borrower satisfies an exception in the Plan Assets Regulation other than the Operating Company exception.

“Note” means the promissory note provided for in Section 3.1 hereof substantially in the form of Exhibit B, and any promissory note delivered in substitution or exchange therefor, as such note may be amended, restated, reissued, extended or modified.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by Lender from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Credit Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all present and future indebtedness, obligations, and liabilities of the Borrower to Lender, and all renewals and extensions thereof, or any part thereof (including Loans), or any part thereof, arising pursuant to this Credit Agreement (including the indemnity provisions hereof) or represented by the Note, and all interest accruing thereon, and Attorney Costs incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; together with all indebtedness, obligations, and liabilities of the Borrower to Lender evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or any part thereof.

“Operating Company” means an “operating company” within the meaning of Section 2510.3-101(c) of the Plan Assets Regulation.

“Operating Company Certificate” means a certificate from the Borrower delivered by the relevant Responsible Officer of the Borrower, in a form reasonably acceptable to the Lender, certifying that, based upon consultation with counsel, the Borrower should have met the requirements to be an Operating Company for the twelve-month period following the end of the most recent Annual Valuation Period for the Borrower.

“Operating Company Opinion” means a favorable written opinion of counsel to the Borrower addressed to Lender (or a copy of such opinion addressed to the Borrower’s Investors, together with a reliance letter from such counsel specifying that Lender is permitted to rely on such opinion) in a form reasonably acceptable to Lender, regarding the status of the Borrower as an Operating Company.

“Other Claims” is defined in Section 5.4 hereof.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment requested by the Borrower).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar U.S. law or regulation; as of the date of this Credit Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” is defined in Section 11.10(d) hereof.

“Participant Register” is defined in Section 11.10(e) hereof.

“Pending Capital Call” means any Capital Call that has been made upon the Investors and that has not yet been funded by the applicable Investor, but with respect to which such Investor is not in default.

“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA.

“Permitted Liens” means (a) Liens pursuant to the Loan Documents, (b) in respect of the Collateral Accounts, Liens of the applicable depository bank in respect of the Collateral Accounts permitted under the applicable control agreement, (c) Liens imposed on the property of any Person by any Governmental Authority not yet delinquent or being contested in good faith by appropriate proceedings as long as such Person has set aside on its books adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles and (d) Liens approved by Lender in its sole discretion.

“Person” means an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, non-profit corporation, limited liability company, partnership, exempted limited partnership, exempted company, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.

“Plan Asset Event” shall mean that the assets of the Borrower include Plan Assets of one or more ERISA Investors and which subjects Lender to any tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA.

“Plan Assets” means “plan assets” within the meaning of the Plan Assets Regulation.

“Plan Assets Regulation” means 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA.

“Potential Default” means any condition, act, or event which, with the giving of notice or lapse of time or both, would become an Event of Default.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Lender) or any similar release by the Federal Reserve Board (as determined by the Lender). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Principal Obligations” means the sum of the aggregate outstanding principal amount of the Loans.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Property” means any real property, improvements thereon and any leasehold or similar interest in real property which is owned, directly or indirectly, by the Borrower.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 11.19.

“Recipient” means Lender or any other recipient of any payment to be made by or on account of any obligation of any party hereunder.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting or (b) if such Benchmark is not the Term SOFR Rate, the time determined by the Lender in its reasonable discretion.

“Register” is defined in Section 11.10(c) hereof.

“Regulation T,” “Regulation U,” and “Regulation X” means Regulation T, U, or X, as the case may be, of the Board of Governors of the Federal Reserve System, from time to time in effect, and shall include any successor or other regulation relating to margin requirements, as the case may be, applicable to member banks of the Federal Reserve System.

“REIT” means a real estate investment trust qualified as such under Sections 856 through 860 of the Code and the regulations promulgated thereunder.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, trustees, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means with respect to a Benchmark Replacement, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Required Payment Time” means, with respect to any event or circumstance giving rise to a requirement for any Loan Party to make any payment: (a) within two (2) Business Days, to the extent funds are available in the Collateral Accounts; and (b) otherwise, to the extent that it is necessary for the Loan Parties to issue a Capital Call to fund any required payment, within 12 Business Days (but, in any event, the Loan Parties shall issue such Capital Call and shall make such payment promptly after the related Capital Contributions are received).

“Required REIT Distributions” means, for so long as the Borrower maintains or purports to maintain status as a REIT for U.S. federal income tax purposes, an amount equal to the minimum amount required to be distributed by Borrower in cash (as opposed to equity) to qualify or maintain its status as a REIT and to avoid any U.S. federal or state income taxes imposed under Sections 857(b)(1) and 857(b)(3) of the Code (or similar provisions of state or local law) and any excise taxes imposed under Section 4981 of the Code.

“Responsible Officer” means: (a) in the case of a corporation, its president, senior vice president, any vice president or treasurer, and, in any case where two Responsible Officers are acting on behalf of such corporation, the second such Responsible Officer may be a secretary or assistant secretary; (b) in the case of a limited partnership or exempted limited partnership, the Responsible Officer of the general partner or ultimate general partners (as the case may be) of that limited partnership or exempted limited partnership, or the Person controlling such general partner or ultimate general partner, acting on behalf of such general partner or ultimate general partner; (c) in the case of a company or an exempted company, a director or other duly authorized officer of such exempted company; and (d) in the case of a limited liability company, the manager, managing member, chairman, chief operating officer, chief financial officer, treasurer, executive vice president, senior vice president, or vice president or any other individual authorized to act for such Person by the appropriate governing body of such Person or, if the manager or managing member of such Person is an entity, each of the foregoing, acting on behalf of such manager or managing member in its capacity as manager or managing member, as applicable.

“Restricted Information” means privileged information or information subject to confidentiality obligations with third parties the disclosure of which is prohibited thereby.

“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Credit Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, U.S. Department of Commerce, or by the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority in any jurisdiction in which (i) the Borrower or any of its Subsidiaries located or conducts business, (ii) in which any of the proceeds of the extensions of credit under this Credit Agreement will be used, or (iii) from which repayment of the extensions of credit under this Credit Agreement will be derived, (b) any Person operating, organized or ordinarily resident in a Sanctioned Country, (c) any Person 50% or more owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (as ownership and control is defined and/or established in and/or by any applicable laws, rules, regulations, or orders).

“Sanctions” means all economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority in any jurisdiction in which (a) the Borrower or any of its Subsidiaries located or conducts business, (b) in which any of the proceeds of the extensions of credit under this Credit Agreement will be used, or (c) from which repayment of the extensions of credit under this Credit Agreement will be derived.

“Security Agreement” means the Security Agreement substantially in the form of Exhibit D, made by the Borrower in favor of Lender.

“SEMS” means the U.S. Environmental Protection Agency Superfund Enterprise Management System.

“Shares” has the meaning specified in the Declaration of Trust of the Borrower.

“Side Letter” means any side letter executed by an Investor with any Loan Party with respect to such Investor’s rights and/or obligations under its Subscription Agreement and the Trust Documents or its Investor Letter.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” means, for any Person, as of any date of determination, that as of such date: (i) the fair value of the aggregate assets of such Person (including any Unfunded Capital Commitments), at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Person will not have unreasonably small capital with which to conduct the business in which it is engaged or is about to be engaged, and “Insolvent” means the failure to be Solvent.

“Stated Maturity Date” means May 21, 2026, subject to extension as set forth in Section 2.6 hereof.

“Subscription Agreement” means a subscription agreement executed by an Investor in connection with the subscription for a Trust Interest in the Borrower.

“Subscription Documents” means, for any Investor, a Subscription Agreement, any Side Letter and any assignment or transfer documentation in connection with an Investor transfer.

“Subsequent Investor” means an Investor who becomes an Investor after the date hereof, due to a transfer by an existing Investor.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Supported QFC” has the meaning assigned to it in Section 11.19.

“Swap Contract” means: (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Synthetic Lease Obligation” means the monetary obligation of a Person under: (a) a so-called synthetic, off-balance sheet or tax retention lease; or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Lender as the forward-looking term rate based on SOFR. If by 5:00 p.m. on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Total Outstanding Amount” means the sum of (i) the Principal Obligations and (ii) all accrued and unpaid interest and fees.

“Trust Documents” means, collectively, (i) the Second Amended and Restated Declaration of Trust of the Borrower, dated May 6, 2025 (the “Declaration of Trust”) and (ii) the Bylaws of the Borrower, adopted March 4, 2025.

“Trust Interest” of any Investor means the Equity Interest of such Investor in the Borrower under the Trust Documents and Subscription Documents, as applicable.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR Rate, Alternate Base Rate or Daily Simple SOFR.

“UCC” means the Uniform Commercial Code as adopted in the State of New York and any other state from time to time, which governs creation or perfection (and the effect thereof) of security interests in any Collateral.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uncallable Subscriptions” has the meaning provided in the definition of “Capital Commitment”.

“Uncalled Capital Commitment” means, with respect to any Investor at any time, the Capital Commitment of such Investor, minus the aggregate Capital Contributions made by such Investor, but “Uncalled Capital Commitment” will not include that portion of an Investor’s Capital Commitment that is, at such time, subject to a Pending Capital Call.

“Unfunded Capital Commitment” means, with respect to any Investor at any time, such Investor’s Uncalled Capital Commitment plus any portion of such Investor’s Capital Commitment that is subject to a Pending Capital Call.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 11.19.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 4.1(g)(ii)(B)(3).

“USA Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56, signed into law on October 26, 2001).

1.2 Other Definitional Provisions.

(a) All terms defined in this Credit Agreement shall have the above-defined meanings when used in the Note or any other Loan Documents or any certificate, report or other document made or delivered pursuant to this Credit Agreement, unless otherwise defined in such other document.

(b) Defined terms used in the singular shall import the plural and vice versa.

(c) The words “hereof,” “herein,” “hereunder,” and similar terms when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provisions of this Credit Agreement.

(d) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(e) The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(f) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(g) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(h) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Loan Document.

(i) Unless otherwise expressly provided herein, a Potential Default is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

(j) Unless otherwise expressly provided herein, (i) references in any Loan Document to agreements (including this Credit Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, (ii) references in any Loan Document to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation and (iii) references in any Loan Document to any Person shall be construed to include such Person’s successors and assigns, subject to any restriction upon assignment contained in any Loan Document.

(k) To the extent any provision of any Loan Document requires delivery of any notice, certification, document or other information by one or more of the Loan Parties, such requirement shall be deemed satisfied with respect to all such Persons if any of the Loan Parties satisfies such requirement.

(l) If any date for compliance with the terms or conditions of any Loan Document falls due on a day which is not a Business Day, then such due date shall be deemed to be the immediately preceding Business Day.

1.3 Times of Day. Unless otherwise specified in the Loan Documents, time references are to time in New York, New York.

1.4 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements of the Borrower.

1.5 Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 4.3 provides a mechanism for determining an alternative rate of interest. The Lender, in the absence of gross negligence or willful misconduct, does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Credit Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Lender and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Credit Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Lender may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Credit Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Credit Agreement, and shall have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.6 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

2. LOANS.

2.1 Revolving Credit Facility. Subject to the terms and conditions herein set forth, Lender agrees to make Loans in Dollars to the Borrower on any Business Day during the Availability Period in an aggregate outstanding principal amount up to the Available Commitment. Subject to the foregoing limitation, the conditions set forth in Section 6 and the other terms and conditions hereof, the Borrower may borrow, repay without penalty or premium, and re-borrow hereunder, during the Availability Period. Lender shall not be obligated to fund any Loan if the interest rate applicable thereto under Section 2.7 hereof would exceed the Maximum Rate in effect with respect to such Loan.

2.2 Borrowings.

(a) Revolving Loans. Subject to the terms and conditions herein set forth, Lender agrees, during the Availability Period, to extend to the Borrower a revolving line of credit.

(b) Limitation on Borrowings. Lender shall not be required to advance any Borrowing hereunder if:

(i) after giving effect to such Borrowing, (A) the Total Outstanding Amount would exceed the Available Commitment or (B) the Borrowing Base would be less than the Total Outstanding Amount; or

(ii) an Event of Default, Potential Default or Mandatory Prepayment Event has occurred and is continuing or would result therefrom.

2.3 Borrowing Procedures, Conversions and Continuations.

(a) Request for Borrowing. Each Borrowing request, each conversion of Loans from one Type to another and each continuation of Term Benchmark Loans for a new Interest Period shall be made upon the Borrower’s irrevocable delivery to Lender of a written Loan Request, appropriately completed and signed by a Responsible Officer of the Borrower; provided that, if such Loan Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Lender. Each Loan Request shall be received by Lender not later than (i) if such Loan Request is for an ABR Loan, 10:00 a.m. on the requested date of such Borrowing, continuation or conversion and (ii) if such Loan Request is for any other Type of Borrowing, 11:00 a.m. at least one (1) Business Day prior to the requested date of such Borrowing, continuation or conversion, and each such Loan Request shall specify: (A) the requested date of the Borrowing, conversion or continuation (which shall be a Business Day); (B) the principal amount of the requested Borrowing; (C) the Type of Loan requested; (D) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and (E) the location and number of the Borrower’s account to which the proceeds of such Borrowing should be directed. For the avoidance of doubt, the written Loan Request can be delivered via emailed pdf. In the event that the Borrower fails to select the Type of Loan for any Loan within the time period and otherwise as provided in this Section 2.3(a), such Loan will be (subject to Section 2.8) made as, converted into or continued as, a Term Benchmark Loan with a one-month Interest Period on the requested date of Borrowing or the last day of the then current Interest Period, as applicable; provided, that the Borrower shall continue to have the right to request to convert any such Loan on the terms and conditions of this Credit Agreement. In no event shall the Borrower be permitted to request pursuant to this Section 2.3, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, a Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that Daily Simple SOFR shall only apply to the extent provided in Section 4.3).

(b) Borrowings. Subject to Sections 4.3 and 4.4, each Borrowing shall be comprised entirely of Term Benchmark Loans or ABR Loans. Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 4.2, 4.4 and 4.5 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Credit Agreement.

(c) Continuations and Conversions of Term Benchmark Loans. Except as otherwise provided herein, a Term Benchmark Loan may be continued or converted only on the last day of an Interest Period for such Term Benchmark Loan. Notwithstanding any other provision of this Credit Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date. During the existence of an Event of Default, no Loans may be requested as, or continued or converted to Term Benchmark Loans without the consent of Lender, but Term Benchmark Loans may be continued if a Potential Default exists, so long as no Event of Default has occurred and is continuing.

2.4 Minimum Loan Amounts. Each Borrowing shall be in an aggregate principal amount that is an integral multiple of $100,000 and not less than $500,000, or in an aggregate amount that is equal to the entire unused balance of the Maximum Commitment, subject to Section 2.2(b). Borrowings of more than one Type may be outstanding at any time; provided that there shall not at any time be more than a total of ten (10) Term Benchmark Loans outstanding. Following each Interest Payment Date, each outstanding Term Benchmark Loan of the same tenor shall be automatically consolidated by the Lender into a single Term Benchmark Loan.

2.5 [Reserved].

2.6 Extension of Stated Maturity Date. The Borrower shall have an option to extend the Stated Maturity Date then in effect for no longer than twelve (12) months after the then-effective Stated Maturity Date (such extension shall be referred to herein as a “Facility Extension”), subject to satisfaction of the following conditions precedent:

(a) The Lender consents to the Facility Extension in its sole discretion;

(b) On the effective date of such Facility Extension and immediately after giving effect thereto, the representations and warranties contained herein or in any other Loan Document of each Loan Party shall be true and correct in all material respects, except to the extent that such representations and warranties (x) are qualified as to materiality, in which case, the foregoing materiality qualifier shall be disregarded or (y) specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.6(b), the representations and warranties contained in Section 7.6 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.1;

(c) The Borrower shall have paid a Facility Extension Fee to the Lender;

(d) No Event of Default, Potential Default or Mandatory Prepayment Event exists and is continuing on the date on which notice is given in accordance with the following clause (e); and

(e) The Borrower shall have delivered a Facility Extension Request with respect to the Stated Maturity Date to the Lender not less than thirty (30) days, but no more than sixty (60) days, prior to the Stated Maturity Date then in effect.

2.7 Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

(b) The Loans comprising each Term Benchmark Borrowing shall bear interest at the Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) The Loans comprising each Daily Simple SOFR Borrowing shall bear interest at a rate equal to Daily Simple SOFR plus the Applicable Margin.

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Default Rate.

(e) Accrued and unpaid interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to clause (d) of this Section 2.7 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) Interest computed by reference to the Term SOFR Rate, Daily Simple SOFR and the Alternate Base Rate (except when based on the Prime Rate) hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Daily Simple SOFR and Term SOFR Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

2.8 Unused Commitment Fee; Minimum Utilization Fee.

(a) Unused Commitment Fee. The Borrower shall pay to Lender an unused commitment fee on the daily amount of the Maximum Commitment which was unused (through the extension of Loans) during the immediately preceding calendar quarter at the rate of 30 basis points (0.30%) per annum, payable in arrears on the last Business Day of each calendar quarter for that calendar quarter and on the Maturity Date for the period from the end of the preceding calendar quarter until the Maturity Date; provided that, (i) for the avoidance of doubt, the unused commitment fee for the period from the Closing Date through the last Business Day of such calendar quarter shall be pro-rated to correspond to the actual number of days elapsed during such period and (ii) during such time as the minimum utilization fee is accruing pursuant to Section 2.8(b), if the outstanding amount of Obligations is less than the Minimum Utilization Amount, the amount of the Maximum Commitment which was unused for purposes of this Section 2.8(a) shall be the difference between the Maximum Commitment and the Minimum Utilization Amount. Borrower and Lender acknowledge and agree that the unused commitment fees payable hereunder are bona fide unused commitment fees and are intended as reasonable compensation to Lender for committing to make funds available to the Borrower as described herein and for no other purposes, and shall be due and payable whether or not the conditions precedent in Section 6.3 are satisfied.

(b) Minimum Utilization Fee. Commencing on the Closing Date to, but excluding, the last Business Day of the next succeeding calendar quarter (and for each period of time thereafter from the last Business Day of a calendar quarter to, but excluding, the last Business Day of the next succeeding calendar quarter), the Borrower shall pay to Lender a non-utilization fee in an amount equal to the sum of, for each day during such period, (x) the Applicable Margin with respect to Term Benchmark Loans (calculated as provided herein) multiplied by the (y) amount, if any, by which the Minimum Utilization Amount exceeds the daily outstanding amount of the principal amount of all Loans, payable in arrears on the last Business Day of each such calendar quarter and on the Maturity Date for the period from the end of the preceding calendar quarter until the Maturity Date.

2.9 Use of Proceeds.

(a) The proceeds of the Loans shall be used solely to (i) bridge Capital Calls for the purposes permitted under the Trust Documents, Subscription Documents and the Constituent Documents of the Borrower and (ii) finance the cost of other undertakings and for other general purposes permitted under the Constituent Documents in each case, for which the Investors are obligated to make Capital Contributions to fund the repayment thereof. Lender shall have no liability, obligation or responsibility whatsoever with respect to the Borrower’s use of the proceeds of the Loans, and Lender shall not be obligated to determine whether or not the Borrower’s use of the proceeds of any Loan, are for purposes permitted under the Trust Documents and Subscription Documents. Nothing, including any Borrowing or any other document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Lender as to whether any investment by the Borrower is permitted by the terms of the Trust Documents and Subscription Documents.

(b) The Borrower agrees to respond promptly to any reasonable requests for information related to its use of Loan proceeds, subject to any necessary redactions for Restricted Information, to the extent required by Lender in connection with Lender’s determination of its compliance with Section 23A of the Federal Reserve Act (12 U.S.C. §371c) and the Federal Reserve Board’s Regulation W (12 C.F.R. Part 223). The Borrower shall not to its knowledge use the proceeds of any Borrowing hereunder to purchase any assets from or securities issued by a Regulation W Affiliate without the consent of Lender. In connection with each Loan Request hereunder, the Borrower shall be deemed to have represented and warranted to the Lender on the date of such Borrowing that, to its knowledge, as of the date of the requested Borrowing, the proceeds of such Borrowing will not be used by the Borrower to, directly or indirectly, either (x) purchase any assets from or securities issued by any Regulation W Affiliate or (y) invest in any fund sponsored by Lender or any Regulation W Affiliate thereof, in each case, without the consent of Lender. For the avoidance of doubt, it is acknowledged that the Borrower shall not have increased costs, collateral requirements or additional fees imposed in connection with Lender’s compliance obligations under Section 23A of the Federal Reserve Act and Regulation W, except to the extent that such costs, requirements or fees are a direct result of the Borrower’s breach of this Section 2.9(b).

2.10 Upfront Fees. In addition to the payments provided for in Section 2.8 and Section 3, the Borrower shall pay to Lender an upfront fee equal to (i) [***] basis points [***] times the Maximum Commitment in effect on the Closing Date, payable on the Initial Borrowing Date and (ii) [***] basis points [***] times the Facility Increase, prorated for the remaining period until the then-applicable Stated Maturity Date, payable on the date of any Facility Increase. All fees payable hereunder shall be paid on the dates due, in Dollars in immediately available funds, to the Lender. Fees paid shall not be refundable under any circumstances.

2.11 Increase in the Maximum Commitment. The Borrower may request upon at least five Business Days’ prior written notice (in the form of a Facility Increase Request), and the Lender in its sole and absolute discretion may agree, to increase the Maximum Commitment (such increase shall be referred to herein as the “Facility Increase”).

3. PAYMENT OF OBLIGATIONS.

3.1 Note. The Loans to be made by Lender to the Borrower hereunder shall be evidenced by a promissory note of the Borrower. Each Note of the Borrower shall: (a) be payable to Lender at Lender’s Lending Office (or to its registered assigns); (b) bear interest in accordance with Section 2.7 hereof; (c) be in the form of Exhibit B (with blanks appropriately completed in conformity herewith); and (d) be made by the Borrower.

3.2 Payment of Obligations. The Obligations outstanding, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date.

3.3 Payment of Interest.

(a) Interest. Interest on each Loan and any portion thereof shall commence to accrue in accordance with the terms of this Credit Agreement and the other Loan Documents as of the date of the disbursal or wire transfer of such Loan by Lender, consistent with the provisions of

Section 2.7, notwithstanding whether the Borrower received the benefit of such Borrowing as of such date and even if such Borrowing is held in escrow pursuant to the terms of any escrow arrangement or agreement. When a Loan is disbursed by wire transfer pursuant to instructions received from the Borrower, then such Loan shall be considered made at the time of the transmission of the wire, in accordance with the Loan Request, rather than the time of receipt thereof by the receiving bank. With regard to the repayment of the Loans, interest shall continue to accrue on any amount repaid until such time as the repayment has been received in immediately available funds by Lender.

(b) Interest Payment Dates. Accrued and unpaid interest (i) on the Loans shall be due and payable for each Interest Period in arrears on each Interest Payment Date; and (ii) accruing at the Default Rate shall be payable upon demand by Lender. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(c) Direct Disbursement. If, at any time, Lender shall not have received on the date due any payment of interest upon the Loans or any fee described herein, Lender may, following any applicable grace period with respect to any such non-payment, withdraw funds from any Collateral Account to the extent available therein for payment of any such amount. If, at any such time, the amount available in the Collateral Accounts is not sufficient for the full payment of such amounts due following any applicable grace period with respect to any such non-payment, without prior notice to or the consent of the Borrower, within the limits of the Maximum Commitment, and Borrower shall be deemed to have given to Lender in accordance with the terms and conditions of Section 2.3 a Loan Request with respect thereto such amounts due and Lender shall apply the proceeds of such Loan to the payment of such amounts due.

3.4 Payments Generally; Application of Payments. All payments of principal of, and interest on, the Obligations under this Credit Agreement by the Borrower to or for the account of Lender shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff by the Borrower. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to Lender at Lender’s Lending Office in Dollars in immediately available funds not later than 2:00 p.m. on the date specified herein. Funds received after 2:00 p.m. shall be treated for all purposes as having been received by Lender on the first Business Day next following receipt of such funds and any applicable interest or fees shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. During the existence and continuation of an Event of Default, at the election of Lender, all payments made on the Obligations shall be credited, to the extent of the amount thereof, in the following manner: (a) first, against all costs, expenses and other fees (including Attorney Costs) arising under the terms of the Loan Documents; (b) second, against the amount of interest accrued and unpaid on the Obligations as of the date of such payment; (c) third, against all remaining principal due and owing on the Obligations as of the date of such payment; (d) fourth, to all other amounts constituting any portion of the Obligations; and (e) fifth, to the extent of any excess, to the Borrower.

3.5 Voluntary Prepayments. The Borrower may, upon notice to Lender, at any time or from time to time, voluntarily prepay Loans in whole or in part without premium or penalty; provided that: (a) the Borrower shall give notice of any such prepayment by telephone (confirmed by telecopy or electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Lender) not later than 11:00 a.m. one Business Day before the date of prepayment of Loans and (b) any prepayment of Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date (which shall be a Business Day) and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment (whether voluntary or mandatory) of a Term Benchmark Loan on a day which is not the last day of the Interest Period with respect thereto shall be accompanied by any additional amounts required pursuant to Section 4.5. Accrued interest in respect of any prepaid Loan (whether voluntary or mandatory) shall be due and payable on the date of such prepayment.

3.6 Mandatory Prepayments.

(a) Excess Loans Outstanding. If, on any day, the Total Outstanding Amount exceeds the Available Commitment (a “Borrowing Base Deficiency”) (including as a result of an Investor becoming an Excluded Investor, any Exclusion Event or a Plan Asset Event), then the Borrower shall, upon the earlier of (x) obtaining knowledge of the occurrence of such event and (y) notice from Lender, pay without further demand, to Lender in immediately available funds, an amount sufficient so that, after giving effect to such payment, no Borrowing Base Deficiency would exist, by the Required Payment Time.

(b) Constituent Document Indebtedness. If, on any day, the Total Outstanding Amount plus all other Indebtedness of the Borrower exceeds the maximum amount of Indebtedness permitted to be incurred under the Borrower’s Constituent Documents, then the Borrower shall, if Principal Obligations are outstanding, upon the earlier of (x) obtaining knowledge of the occurrence of such event and (y) notice from Lender, pay without further demand, such excess to Lender in immediately available funds by the Required Payment Time.

(c) MONTICELLOAM Adjustment Disagreement. If a MONTICELLOAM Adjustment Disagreement occurs, the Borrower shall, upon notice from Lender, pay without further demand, to Lender in immediately available funds, an amount equal to the Total Outstanding Amount by the Required Payment Time.

(d) Regulation 23A and Regulation W Information. If the Borrower fails, for confidentiality reasons, to provide information reasonably requested by Lender to the extent required by Lender in connection with Lender’s determination of its compliance with Section 23A of the Federal Reserve Act (12 U.S.C. §371c) and the Federal Reserve Board’s Regulation W (12 C.F.R. Part 223) pursuant to Section 2.9(b), the Borrower shall, upon notice from Lender, pay without further demand, to Lender in immediately available funds, an amount equal to the Total Outstanding Amount by the Required Payment Time.

3.7 Reduction or Early Termination of Maximum Commitment. So long as no Loan Request is outstanding, the Borrower may terminate or reduce the Maximum Commitment, by giving prior irrevocable notice to Lender of such termination or reduction three (3) Business Days (or such shorter time as Lender may permit) prior to the effective date of such termination or reduction (which date shall be specified in such notice); provided that (a) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof; (b) Borrower shall not terminate or reduce the Maximum Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Principal Obligation would exceed the Maximum Commitment; (c) any prepayment of the outstanding Obligations in connection with such termination or reduction shall be accompanied by accrued interest and any other amounts required in accordance with the terms of Section 3.5; and (d) in the case of any termination or reduction of the Maximum Commitment on or prior to the Stated Maturity Date then in effect, pro-rated based on the remaining tenor of the credit facility, as a result of a refinancing thereof away from Lender or an Affiliate thereof, the Borrower shall pay on the date of such termination or reduction a fee equal to (x) fifty percent (50%) of the Applicable Margin with respect to Term Benchmark Loans (calculated as provided herein) multiplied by (y) the reduced or terminated amount of the Maximum Commitment.

3.8 Lending Office. Lender may: (a) designate its principal office or a branch, subsidiary or Affiliate as its Lending Office (and the office to whose accounts payments are to be credited) for any Loan; and (b) change its Lending Office from time to time by notice to the Borrower, so long as such charge will not require Borrower to pay additional costs under Section 4.1. In such event, Lender shall continue to hold the Note, if any, evidencing its loans for the benefit and account of such branch, subsidiary or Affiliate.

4. CHANGE IN CIRCUMSTANCES.

4.1 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Lender reimburse it for the payment of any Other Taxes by the Required Payment Time.

(c) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, by the Required Payment Time after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 4.1, the Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(e) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.1 (including by the payment of additional amounts pursuant to this Section 4.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f) [Reserved].

(g) Status of Lender.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.1(g)(ii)(A), (B) and (D) below) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and

(D) if a payment made to Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.

Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(h) Survival. Each party’s obligations under this Section 4.1 shall survive any assignment of rights by, or the replacement of, Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all Obligations.

(i) Defined Terms. For purposes of this Section 4.1, the term “applicable law” includes FATCA.

4.2 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, Lender;

(ii) impose on Lender or the applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or Loans made by Lender; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Credit Agreement or the Loans made by Lender, to a level below that which Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to Lender such additional amount or amounts as will compensate Lender holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 4.2 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay Lender the amount shown as due on any such certificate by the Required Payment Time after receipt thereof. Notwithstanding anything contained in this Section 4.2, the Borrower shall not be required to compensate a Lender pursuant to this Section if it is not generally seeking such compensation from similarly situated borrowers under substantially similar facilities with substantially similar assets.

(d) Delay in Requests. Failure or delay on the part of Lender to demand compensation pursuant to this Section 4.2 shall not constitute a waiver of Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate Lender pursuant to this Section 4.2 for any increased costs or reductions incurred more than 180 days prior to the date that Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

4.3 Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e), and (f) of this Section 4.3, if:

(i) the Lender determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining Daily Simple SOFR; or

(ii) the Lender determines at any time, (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to Lender of making or maintaining its Loans (or its Loan) or included in such Borrowing for such Interest Period or (B) at any time, Daily Simple SOFR will not adequately and fairly reflect the cost to Lender of making or maintaining its Loan included in such Borrowing;

then the Lender shall give notice thereof to the Borrower by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Loan Request in accordance with the terms of Section 2.3, any conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Loan Request that requests a Term Benchmark Borrowing shall instead be deemed to be a Loan Request, as applicable, for an ABR Borrowing if Daily Simple SOFR also is the subject of Section 4.3(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of the notice from the Lender referred to in this Section 4.3(a) with respect to the Term SOFR Rate, then until (x) the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Loan Request in accordance with the terms of Section 2.3, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Lender to, and shall constitute, an ABR Loan if Daily Simple SOFR also is the subject of Section 4.3(a)(i) or (ii) above, on such day.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrower without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document.

(d) The Lender will promptly notify the Borrower of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Lender pursuant to this Section 4.3(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.3(d).

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Lender may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Lender may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to an ABR Borrowing if Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Term SOFR Rate, then until such time as a Benchmark Replacement is implemented pursuant to this Section 4.3(f), any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Lender to, and shall constitute, an ABR Loan if Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day.

4.4 Illegality. Notwithstanding any other provision of this Credit Agreement, in the event that because of any Change in Law it becomes unlawful for Lender or its Lending Office to make or maintain Term Benchmark Loans, Lender shall promptly notify the Borrower thereof and on and as of the date the prohibition becomes effective, the principal subject to that prohibition will continue as an ABR Borrowing under and pursuant to Section 4.3.

4.5 Compensation.

(a) The Borrower shall pay to Lender, upon demand, such amount or amounts as shall be sufficient (in the reasonable opinion of Lender) to compensate it for any actual loss, cost or expense that Lender determines is attributable to (i) any payment, prepayment or conversion of a Term Benchmark Loan made by Lender for any reason (including the acceleration of the Loans pursuant to Section 10.2) on a date other than the last day of an Interest Period for such Loan; or (ii) any failure by the Borrower for any reason to borrow (or convert an ABR Loan) a Term Benchmark Loan on the date of the making or conversion of such Loan specified as provided in this Credit Agreement, other than the failure by Lender to fund such amount, to the extent such failure is not attributable to (x) the Borrower or (y) the failure to satisfy any of the conditions precedent to such funding in Section 6.3;

(b) If Lender shall request compensation pursuant to this Section 4.5, it shall provide to the Borrower a certificate showing its computation of the amount requested, which shall be conclusive absent manifest error.

4.6 Mitigation Obligations.

(a) Designation of a Different Lending Office. If Lender requests compensation under Section 4.2, or the Borrower is required to pay any Indemnified Taxes or additional amounts to Lender or any Governmental Authority for the account of Lender pursuant to Section 4.1, then Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of Lender, such designation or assignment: (i) would eliminate or reduce amounts payable pursuant to Section 4.1 or 4.2, as the case may be, in the future and (ii) would not subject Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by Lender in connection with any such designation or assignment.

(b) Survival. All of the Borrower’s obligations under this Section 4 shall survive termination of this Credit Agreement and repayment of all Obligations hereunder.

4.7 Prohibited Event. In the event that, subsequent to the Closing Date, Lender or any of its Affiliates: (i) has become a fiduciary with respect to any ERISA Investor in connection with its investment in the Borrower or this transaction; or (ii) has acquired any discretionary authority or control with respect to any ERISA Investor’s investment in the Borrower, or renders any investment advice (within the meaning of 29 C.F.R. §2510.3-21) with respect to such investment, the parties hereby agree that the event described in clause (i) or (ii) above (the “Prohibited Event”) may create a risk of a prohibited transaction under Section 406 of ERISA or Section 4975(c)(1)(A), (B), (C) or (D) of the Code, with respect to the transactions described in this Credit Agreement, and the parties to this Credit Agreement shall use commercially reasonable efforts to cooperate with each other to avoid or correct such prohibited transaction.

5. SECURITY.

5.1 Capital Commitments and Capital Calls. To secure payment and performance of the Obligations: (i) the Borrower has granted to Lender, an exclusive, perfected, first priority (subject only to Permitted Liens) security interest and lien in and to its right, title and interest in and to each Collateral Account pursuant to the Account Pledge for such Collateral Account, (ii) each Loan Party, to the extent of its interests therein, has directly or indirectly granted to Lender, an exclusive, perfected, first priority (subject only to Permitted Liens) security interest and Lien in and to its right, title and interest in and to the Capital Calls, Capital Commitments, Uncalled Capital Commitments, and Capital Contributions, including any rights to make Capital Calls and receive payment of Capital Contributions and all proceeds thereof pursuant to the applicable Security Agreement, and to enforce the payment thereof or any guarantees thereof now existing or hereafter arising, and (iii) all proceeds of the foregoing (the collateral in clauses (i), (ii) and (iii) of this Section 5.1 and as further described in the Security Agreements being, collectively, the “Collateral”). For the avoidance of doubt, any funds withdrawn by the Borrower from the Collateral Accounts, so long as such withdrawal was not in violation of the Loan Documents, shall cease to be Collateral and shall no longer be subject to the Lien of the Lender. The Collateral shall not include any Investor’s interest in the Borrower or any investments. In order to secure further the payment and performance of the Obligations and to effect and facilitate Lender’s right of setoff, each of the Loan Parties hereby irrevocably as of the date hereof appoints Lender as subscription agent and its attorney-in-fact entitled in the name of the Loan Parties, respectively upon the occurrence and during the continuance of an Event of Default and following notice by Lender (except no notice shall be required upon an Event of Default under Section 10.1(g) or 10.1(h)), to make any Capital Calls upon the Investors pursuant to the terms of the applicable Subscription Agreements and Trust Documents, subject to the provisions of Section 5.2.

5.2 Collateral Account; Capital Calls.

(a) Collateral Account. The Borrower shall require that all Investors wire-transfer to the account identified as the “Contribution Collateral Account” on Schedule 5.2 hereto at the Account Bank (the “Contribution Collateral Account”) all monies or sums paid or to be paid by any Investor to the capital of the Borrower as Capital Contributions as and when Capital Contributions are called pursuant to the Capital Call Notices. In addition, each Loan Party shall, upon receipt, deposit in the Contribution Collateral Account described above any payments and monies that the Borrower receives directly from its Investors as Capital Contributions. If the Account Bank with respect to any Collateral Account ceases to be the Account Bank specified on Schedule 5.2 as of the Closing Date, the Borrower shall have thirty (30) days following notice from Lender to move such Collateral Account to a replacement Account Bank. If the applicable Account Bank either provides notice of its intent to terminate any Collateral Account or terminate any Account Control Agreement, the Borrower shall open a new collateral account that is subject to a new Account Control Agreement with Lender within thirty (30) days (or such longer period agreed to in writing by Lender) of the earlier of (i) such termination and (ii) the terminating Account Bank providing notice of its intent to terminate such Account Control Agreement.

(b) No Duty. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that Lender does not undertake any duties, responsibilities, or liabilities with respect to Capital Calls. Other than during an exercise of remedies pursuant to the Loan Documents, Lender shall not be required to refer to the Constituent Documents of the Borrower or take any other action with respect to any other matter which might arise in connection with such Constituent Documents or the Subscription Agreements, or any Capital Call. Lender shall not have any duty to determine or inquire into any happening or occurrence or any performance or failure of performance of any Loan Party or any Investor. Lender does not have any duty to inquire into the use, purpose, or reasons for the making of any Capital Call or with respect to the Investment or the use of the proceeds thereof.

(c) Capital Calls. In order that Lender may monitor the Collateral and the Capital Commitments, no Loan Party shall issue any Capital Call Notice or otherwise request, notify, or demand that any Investor make any Capital Contribution, without delivering to Lender (which delivery may be via electronic mail) within two (2) Business Days of delivery of the Capital Call Notices to any Investors, copies of the Capital Call Notice for each Investor from whom a Capital Contribution is being sought. During the existence of any Event of Default, Lender shall have the right to control the issuance of Capital Calls.

(d) Use of Account; Capital Calls by Lender.

(i) The Borrower may withdraw funds from any Collateral Account at any time or from time to time, so long as at the time of such withdrawal or disbursement and after giving effect thereto no Event of Default, Potential Default under Section 10.1(a), 10.1(g), 10.1(h), 10.1(k), 10.1(l), 10.1(m), or 10.1(n) or Mandatory Prepayment Event has occurred and is continuing or would result therefrom (provided that in the case of a required mandatory prepayment, the Borrower may direct that such disbursement be paid to Lender to make such mandatory prepayment), and any request by the Borrower for withdrawal from any Collateral Account shall be deemed a representation and warranty that no Event of Default, Potential Default under Section 10.1(a), 10.1(g), 10.1(h), 10.1(k), 10.1(l), 10.1(m), or 10.1(n) or Mandatory Prepayment Event has occurred and is continuing or would result therefrom; provided that, during the existence of an Event of Default, Potential Default under Section 10.1(a), 10.1(g), 10.1(h), 10.1(k), 10.1(l), 10.1(m), or 10.1(n) or Mandatory Prepayment Event, Lender shall have the right to deliver a notice of exclusive control of each Collateral Account.

(ii) The Lender is hereby authorized, in the name of the Borrower, at any time or from time to time after the occurrence and while an Event of Default exists, to notify any or all parties obligated to the Borrower, with respect to the Capital Commitments to make all payments due or to become due thereon to the Collateral Account, or to initiate one or more Capital Call Notices in order to pay the Obligations. With or without such general notification, when an Event of Default exists and is continuing, Lender may (upon notice to the Borrower; provided that failure to give such notice shall not give rise to a complaint under this Credit Agreement): (A) make Capital Calls to the Collateral Account in accordance with the Subscription Documents, provided that Lender shall be authorized to issue Capital Call Notices to the Designated Investor notwithstanding the provisions of Section 1(d) of the BlackRock Subscription Agreement in the name of the Borrower in order to pay the Obligations; (B) take or bring in the Borrower’s name, all steps, actions, suits, or proceedings deemed by Lender necessary or desirable to effect possession or collection of Capital Commitments in order to pay the Obligations; (C) take such actions with respect to the Capital Commitments in accordance with the Subscription Documents as are necessary in order to pay the Obligations, and to perform the Subscription Agreements and the Trust Documents to the extent required to effect such actions; or (D) exercise any right, privilege, power, or remedy provided (or collaterally assigned) to the Borrower under any Loan Document, its Constituent Documents or the Subscription Agreements or relating to the right to make any Capital Calls to, and to receive Capital Contributions in, the Collateral Account. Regardless of any provision hereof, in the absence of gross negligence or willful misconduct by Lender, Lender shall not be liable for failure to collect or for failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Capital Call Notices, Capital Commitments, or any Capital Contributions, or sums due or paid thereon, nor shall it be under any obligation whatsoever to anyone by virtue of the security interests and liens relating to the Capital Call Notices, Capital Commitments or any Capital Contributions. Lender shall give Borrower prompt notice of any action taken pursuant to this Section 5.2(d), but failure to give such notice shall not affect the validity of such action or give rise to any defense in favor the Borrower with respect to such action.

(iii) Notwithstanding the foregoing or any other provision of the Loan Documents, if any Event of Default (other than any Event of Default under Section 10.1(g), (h) or (l) has occurred, Lender shall not exercise its rights to make Capital Calls until the expiration of the Initial Call Period (hereinafter defined) and shall give the Borrower written notice of five (5) Business Days (the “Initial Call Period”) of its intention to exercise its right to make Capital Calls pursuant to this Section 5.2, and if (A) at any time prior to or during the Initial Call Period, the Loan Parties make a single Capital Call on the Uncalled Capital Commitments of the Investors sufficient (together with cash on deposit in the Collateral Accounts) to repay the Obligations in full, (B) the Capital Contributions and all other amounts paid in respect of such Capital Call are deposited into the Contribution Collateral Account, (C) the applicable Loan Party directs that such Capital Contributions and other payments, together with any other funds held in the Collateral Accounts, shall be withdrawn by Lender to repay the Obligations in their entirety within ten (10) Business Days of the making of such Capital Call, and (D) the Loan Parties provide Lender with evidence thereof, then Lender may not exercise its rights to make Capital Calls until the expiration of the period ending 10 Business Days from the end of the Initial Call Period; provided that nothing in this clause (d) shall prohibit the Lender from exercising any remedies it may have with respect to (A) the Collateral Accounts, (B) taking any such actions as may be permitted under the Loan Documents or required to protect its rights in a bankruptcy proceeding, (C) any Event of Default that shall have occurred and be continuing which was triggered by the failure of any Loan Party to (x) issue a Capital Call upon its Investors following a Mandatory Prepayment Event or (y) make such mandatory prepayment following the receipt of such related Capital Contributions, in each case, as required by the Loan Documents; (D) suspending the obligation of the Lender to maintain Term Benchmark Loans and/or (E) without notice of default or demand, pursuing and enforcing the Lender’s rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement.

(e) Event of Default. During the existence and continuance of an Event of Default, issuance by Lender of a receipt to any Person obligated to pay any Capital Contribution to the Borrower shall be a full and complete release, discharge, and acquittance to such Person to the extent of any amount so paid to Lender, so long as such amount shall not be invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act or code, state or federal law, common law or equitable doctrine. Lender is hereby authorized and empowered, during the existence and continuance of an Event of Default, on behalf of each Loan Party, to endorse the name of such Loan Party upon any check, draft, instrument, receipt, instruction, or other document, agreement or item, including, but not limited to, any item evidencing payment upon a Capital Contribution of any Person to the Borrower coming into Lender’s possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. Lender is hereby granted an irrevocable power of attorney, which is coupled with an interest and given by way of security to secure the performance of the Obligations, to execute all checks, drafts, receipts, instruments, instructions, or other documents, agreements, or items on behalf of any Loan Party, either before or after demand of payment on the Obligations but only during the existence and continuance of an Event of Default, as shall be deemed by Lender to be necessary or advisable, in the sole discretion, reasonably exercised, of Lender, to preserve the security interests and Liens in the Capital Commitments or to secure the repayment of the Obligations, and Lender shall not incur any liability, in the absence of gross negligence or willful misconduct, in connection with or arising from its exercise of such power of attorney. The application by Lender of such funds shall be the same as set forth in Section 3.4.

(f) No Representations. Lender shall not be deemed to make at any time any representation or warranty as to the validity of any Capital Call Notice nor shall Lender be accountable for the Borrower’s use of the proceeds of any Capital Call Notice.

5.3 Agreement to Deliver Additional Collateral Documents. The Loan Parties shall deliver such security agreements (including the Security Agreement), pledges (including the Account Pledge), control agreements (including each Account Control Agreement), financing statements, assignments, notices and other collateral documents (all of which shall be deemed part of the “Collateral Documents”), in form and substance reasonably satisfactory to Lender, as Lender may reasonably request from time to time for the purpose of granting to, or maintaining or perfecting in favor of Lender, first and exclusive security interests (subject to Permitted Liens) in the ability to issue any of the Capital Call Notices and Capital Commitments in which a security interest has been granted to Lender under the Collateral Documents, together with other assurances of the enforceability and priority of Lender’s Liens granted pursuant to the Collateral Documents and assurances of due recording and documentation of the Collateral Documents or copies thereof, as Lender may reasonably require to avoid material impairment of the liens and security interests granted to Lender or purported to be granted pursuant to this Section 5.

5.4 Subordination of Claims. During the continuance of an Event of Default or Mandatory Prepayment Event, no Loan Party shall make any payments or advances of any kind, directly or indirectly, on any debts and liabilities to any other Loan Party, Investor or, subject to the last sentence of this Section 5.4, each Management Company, whether now existing or hereafter arising and whether direct, indirect, several, joint and several, or otherwise, and howsoever evidenced or created (collectively, the “Other Claims”), other than payments permitted pursuant to Section 9.8. All Other Claims, together with all Liens on assets securing the payment of all or any portion of the Other Claims shall at all times during the continuance of an Event of Default or Mandatory Prepayment Event be subordinated to and junior in right and in payment to the Obligations and all Liens on assets securing all or any portion of the Obligations, other than payments permitted pursuant to Section 9.8. Notwithstanding the foregoing, so long as no Event of Default, Potential Default under Section 10.1(a), 10.1(g), 10.1(h), 10.1(k), 10.1(l), 10.1(m), or 10.1(n) or Mandatory Prepayment Event has occurred and is continuing and any Total Outstanding Amount is outstanding, each Management Company shall be entitled to receive ordinary course management fees (excluding, for the avoidance of doubt, any performance or other incentive fees) payable to it solely to the extent fees are paid other than from the Unfunded Capital Commitment of any Investor and the payment of any other management or other fees due and owing to any Management Company from any Loan Party shall be subordinated to and inferior in right and payment to the Obligations in all respects.

6. CONDITIONS PRECEDENT.

6.1 Conditions to Effectiveness. The Credit Agreement shall become effective on the date that Lender shall have received (or waived) on or before the Closing Date the following:

(a) Credit Agreement. This Credit Agreement, duly executed and delivered by each party hereto;

(b) [Reserved];

(c) Security Agreement. The Security Agreement, duly executed and delivered by the applicable Loan Parties;

(d) Account Pledge. The Account Pledge, duly executed and delivered by the Borrower;

(e) [Reserved];

(f) Account Control Agreement. Each Account Control Agreement duly executed and delivered by the Borrower and each other Person party thereto;

(g) Collateral Accounts. Evidence that each Collateral Account has been established at the Account Bank;

(h) Financing Statements.

(i) Searches of UCC filings (or their equivalent) in each jurisdiction where a filing has been or would need to be made in order to perfect Lender’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist, or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all security interests and other rights of any Person in any Collateral previously granted; and

(ii) Forms of filings (or the equivalent in any applicable foreign jurisdiction, as applicable) satisfactory to Lender with respect to the Collateral together with written evidence satisfactory to Lender that the same will be submitted for filing in the appropriate public filing office(s) in Lender’s reasonable discretion, to perfect Lender’s first priority Lien in the Collateral;

(i) Evidence of Authority. Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Loan Parties as Lender may reasonably require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Credit Agreement and the other Loan Documents to which such Loan Parties are party;

(j) Constituent Documents. Such evidence as Lender may reasonably require to verify that each of the Loan Parties is duly organized, registered, incorporated or formed (as applicable), validly existing and in good standing, including certified copies of each such Person’s Constituent Documents and certificates of good standing and, if applicable, tax clearance certificates;

(k) Responsible Officer Certificate. A certificate from a Responsible Officer of each Loan Party, stating that: (i) the representations and warranties contained in Section 7 or in any other Loan Document of each such Loan Party are true and correct in all material respects as of such date, except to the extent that such representations and warranties are qualified as to materiality, in which case, the foregoing materiality qualifier shall be disregarded; and (ii) no event has occurred and is continuing, or would result from any Borrowing on the date hereof, which constitutes an Event of Default or a Potential Default;

(l) Opinions of Counsel. (i) Opinion letter of Simpson Thacher & Bartlett LLP, on behalf of the Loan Parties covering such matters relating to the transactions contemplated hereby as reasonably requested by Lender, and substantially in a form reasonably acceptable to Lender, and (ii) Opinion letter of Miles & Stockbridge, on behalf of the Loan Parties covering such matters of Maryland law relating to the transactions contemplated hereby as reasonably requested by Lender, and substantially in a form reasonably acceptable to Lender;

(m) ERISA Deliverables. With respect to the Borrower, either (i) an Operating Company Opinion or (ii) a No Plan Asset Certificate;

(n) Management Agreements. A copy of each management agreement entered into by the Borrower and each Management Company;

(o) Subscription Documents; Investor Information. A copy of each Investor’s duly executed Subscription Agreement and Investor Letter together with any Side Letter in form and substance reasonably satisfactory to Lender in its sole discretion;

(p) Borrowing Base Certificate. A Borrowing Base Certificate; and

(q) “Know Your Customer” Information and Documents. (i) Lender shall have received, at least five (5) days prior to the Closing Date, all documentation and other information regarding the Loan Parties requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, to the extent requested in writing from the Borrower at least ten (10) days prior to the Closing Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Closing Date, and if Lender has requested, in a written notice to the Borrower at least ten (10) days prior to the Closing Date, Lender shall have received a Beneficial Ownership Certification in relation to the Borrower.

6.2 Conditions to Initial Borrowing. The obligation of Lender to advance its initial Loan to the Borrower (such initial loan, the “Initial Borrowing”) is subject to the following conditions precedent that:

(a) Minimum Funded Capital Commitment Condition. The Minimum Funded Capital Commitment Condition shall be satisfied; and

(b) Fees; Costs and Expenses. Payment of all fees and other amounts due and payable by the Borrower on or prior to the Initial Borrowing Date and, to the extent invoiced, reimbursement or payment of all reasonable expenses required to be reimbursed or paid by the Borrower hereunder, including the reasonable fees and disbursements invoiced at least two (2) Business Days prior to the Initial Borrowing Date of Lender’s special counsel, Mayer Brown LLP and Ballard Spahr LLP.

6.3 All Loans.

(a) The obligation of Lender to advance each Loan hereunder is subject to the conditions precedent that:

(i) Representations and Warranties. The representations and warranties contained in Section 7 or in any other Loan Document of each Loan Party shall be true and correct in all material respects on and as of the date of any such Loan and after giving effect to such Loan, except to the extent that such representations and warranties (i) are qualified as to materiality, in which case, the foregoing materiality qualifier shall be disregarded or (ii) specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 6.3(a), the representations and warranties contained in Section 7.6 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.1;

(ii) No Default. No Event of Default, Potential Default or Mandatory Prepayment Event exists at such date or will exist following the making of the relevant Loan;

(iii) Loan Request. Lender shall have received a Loan Request;

(iv) Borrowing Base Certificate. Lender shall have received a Borrowing Base Certificate, giving effect to such Loan and any Investor excuse described in Section 6.3(a)(v);

(v) No Investor Excuses. Other than as disclosed to Lender in writing, no Loan Party has knowledge that any Investor would be entitled to exercise any withdrawal, excuse or exemption right under the Trust Documents of the Borrower, its Subscription Agreement or any Side Letter with respect to any investment being acquired in whole or in part with any proceeds of the related Loan or for such other purpose such proceeds are to be applied (provided that if the Borrower has disclosed a potential excuse, withdrawal or exemption right to the Lender, the excused, withdrawn or exempted portion of the applicable Investor’s Uncalled Capital Commitment shall be excluded from the calculation of the Borrowing Base, but the Borrower shall not be prohibited from such credit extension upon satisfaction of the other conditions therefor); and

(vi) MONTICELLOAM Event. No MONTICELLOAM Event exists at such date.

7. REPRESENTATIONS AND WARRANTIES. To induce Lender to make the Loans hereunder, the Borrower represents and warrants to Lender that:

7.1 Organization and Good Standing of the Loan Parties. Each Loan Party (a) as of the date hereof is the type of entity indicated on its signature page hereto (or such other Loan Documents to which it is a party), (b) is duly incorporated, established, registered or organized (as applicable), validly existing and in good standing under the laws of its jurisdiction of incorporation, formation, registration or organization (as indicated on such signature page), (c) has the requisite power and authority to own its properties and assets (including, in the case of a limited partnership, acting by its general partner) and to carry on its business as now conducted, except where the failure to be so qualified to do business would not reasonably be expected to have a Material Adverse Effect and (d) is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased by it requires such qualification, except where the failure to be so qualified to do business would not reasonably be expected to have a Material Adverse Effect.

7.2 Authorization and Power. Each Loan Party has the power and requisite authority to execute, deliver, and perform their respective obligations (including, in the case of a limited partnership, acting by its general partner) under this Credit Agreement, the Note, and the other Loan Documents to be executed by it. Each Loan Party is duly authorized to, and has taken all partnership, limited liability company, or corporate action, as applicable, necessary to authorize such Loan Party to execute, deliver, and perform its respective obligations (including, in the case of a limited partnership, acting by its general partner) under this Credit Agreement, the Note, and such other Loan Documents and are and will continue to be duly authorized to perform its respective obligations under this Credit Agreement, the Note, and such other Loan Documents.

7.3 No Conflicts or Consents. None of the execution and delivery of this Credit Agreement, the Note, or the other Loan Documents, the consummation of any of the transactions herein or therein contemplated, or the compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict with (a) the Constituent Documents of any Loan Party or any Side Letter, (b) any provision of law, statute, or regulation to which any Loan Party is subject or any judgment, license, order, or permit applicable to any Loan Party or (c) any indenture, mortgage, deed of trust, or other agreement or instrument to which any Loan Party is a party or by which any Loan Party may be bound, or to which any Loan Party may be subject, in the case of clause (b) or (c), to the extent such contravention or conflict would not reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization, or order of any court or Governmental Authority or third party is required in connection with the execution and delivery by the Loan Parties of the Loan Documents or to consummate the transactions contemplated hereby or thereby which has not been obtained, other than to the extent that the failure to so obtain or to the extent that those that have been obtained, would not reasonably be expected to have a Material Adverse Effect.

7.4 Enforceable Obligations. This Credit Agreement, the Note and the other Loan Documents to which it is a party are the legal and binding obligations of each Loan Party, enforceable in accordance with their respective terms, subject to Debtor Relief Laws and general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or in law).

7.5 Priority of Liens. The Collateral Documents create, as direct or indirect security for the Obligations, valid and enforceable, Liens on all of the Collateral in which any Loan Party has any right, title or interest, in favor of (directly or indirectly) the Lender, subject to no other Liens (other than Permitted Liens), except as enforceability may be limited by Debtor Relief Laws and general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or in law).

7.6 Financial Condition. The most-recently delivered financial statements described in Section 8.1 hereof fairly present, in all material respects, the financial condition the Borrower as of the applicable date of delivery, and have been prepared in accordance with Generally Accepted Accounting Principles, except as provided therein and, in the case of quarterly financial statements, subject to normal year-end audit adjustments and the absence of footnotes (other than explanatory footnotes, if any).

7.7 Full Disclosure. The written information (other than projections, forecasts, information of a general industry nature and other forward looking materials) heretofore furnished by the Loan Parties in connection with this Credit Agreement, the other Loan Documents and any transaction contemplated hereby or thereby, taken as a whole, does not, in light of the circumstances under which it was provided contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

7.8 No Default. No event has occurred and is continuing which constitutes an Event of Default, Potential Default or Mandatory Prepayment Event.

7.9 No Litigation. There are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of any Loan Party, threatened in writing, against any Loan Party that would reasonably be expected to result in a Material Adverse Effect.

7.10 Material Adverse Effect. No changes to any Loan Party have occurred since the date of the most recent financial statements of such Loan Party delivered to Lender pursuant to Section 8.1(a) which would reasonably be expected to result in a Material Adverse Effect.

7.11 Taxes. All tax returns required to be filed by the Borrower in any jurisdiction have been filed and all Taxes, assessments, fees and other governmental charges upon the Borrower or upon any of the Borrower’s properties, income or franchises have been paid prior to the time that such Taxes could give rise to a Lien thereon, in each case except (a) where the failure to file returns or pay Taxes would not reasonably be expected to have a Material Adverse Effect or (b) for any such Taxes that are being contested in good faith and by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves. To the Borrower’s knowledge, there is no proposed tax assessment against the Borrower which is reasonably expected to have a Material Adverse Effect.

7.12 Jurisdiction of Formation and/or Registration; Principal Office. As of the Closing Date, the jurisdiction of formation of the Borrower is as indicated on its signature page hereto (or such other Loan Documents to which it is a party), and, as of the Closing Date, the principal office, chief executive office and principal place of business of the Borrower is at 50 Hudson Yards New York, NY 10001.

7.13 ERISA Compliance. (a) The Borrower has not established and does not maintain, contribute to or have any material liability with respect to, any Pension Plan, and except as would not reasonably be expected to result in a Material Adverse Effect, no ERISA Affiliate has established, maintains, contributes to, or has any liability with respect to, any Pension Plan; (b) the Borrower satisfies an exception under the Plan Assets Regulation so that the underlying assets of the Borrower do not constitute Plan Assets; and (c) assuming Lender is not, and is not acting on behalf of any “benefit plan investor” in connection with the transactions contemplated under the Loan Documents, unless the Lender relies on an available prohibited transaction exemption, the relevant conditions for exemptive relief under Section 406 of ERISA and Section 4975 of the Code of which are and continue to be satisfied, none of the transactions contemplated under the Loan Documents constitutes a “non-exempt prohibited transaction” under Section 4975(c)(1)(A), (B), (C) or (D) of the Code or Section 406(a) of ERISA that would subject Lender to any tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA.

7.14 Compliance with Law. Each of the Loan Parties is in material compliance with all Laws which are applicable to such Person or its properties, including environmental Laws and Outbound Investment Rules.

7.15 Hazardous Materials. No Borrower: (a) has received any notice or other communication or otherwise learned of any actual or alleged environmental liability which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect arising in connection with: (i) any non-compliance with or violation of the requirements of any environmental Law or any permit issued under any environmental Law; (ii) the release or threatened release of any Hazardous Material; or (iii) any exposure to any Hazardous Material; and (b) has alleged or actual liability in connection with the release or threatened release of, or any exposure to, any Hazardous Material which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

7.16 Insider. No Loan Party is an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. §375b or in regulations promulgated pursuant thereto) of Lender, of a Bank Holding Company of which Lender is a subsidiary, or of any subsidiary, of a Bank Holding Company of which Lender is a subsidiary, of any bank at which Lender maintains a correspondent account, or of any bank which maintains a correspondent account with Lender.

7.17 Structure. The Investors of the Borrower are set forth on the Borrowing Base Certificate most recently delivered to Lender, including pursuant to Section 6.1(p), and the Capital Commitment of such Investors are as set forth on such Borrowing Base Certificate. The structure of the Loan Parties is as set forth on Schedule 7.17 (or an updated Schedule 7.17). The Loan Parties have not formed any Alternative Investment Vehicle that is not depicted on Schedule 7.17 (or an updated Schedule 7.17 in connection with the formation of an Alternative Investment Vehicle).

7.18 Capital Commitments and Contributions. There are no Capital Call Notices outstanding except as otherwise disclosed in writing or otherwise delivered to Lender in accordance with this Credit Agreement. To the knowledge of any Loan Party and except as has been disclosed to Lender in writing, no Investor has violated or breached any material term of the applicable Subscription Documents, Investor Letter or Trust Documents or has become a Defaulting Investor. Prior to the date hereof, each Loan Party has satisfied all conditions to its rights to make a Capital Call, including any and all conditions contained in its Constituent Documents, Investor Letter or the Subscription Documents.

7.19 Fiscal Year. The fiscal year of the Borrower is the calendar year.

7.20 Investment Company Act. No Loan Party is required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

7.21 Margin Stock. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to any restriction contained in any agreement or instrument between the Borrower and Lender or any Affiliate of Lender relating to Indebtedness and within the scope of Section 10.1(f) will be Margin Stock.

7.22 Anti-Corruption Laws and Sanctions. The Loan Parties have implemented and maintain in effect policies and procedures reasonably designed to ensure compliance by the Loan Parties, their respective Subsidiaries and their respective directors, officers, employees and agents (each in their capacity as such) with Anti-Corruption Laws and applicable Sanctions, and the Loan Parties, their respective Subsidiaries and their respective officers and directors and to the knowledge of the Loan Parties, their respective employees and agents (each in their capacity as such), are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Loan Parties, any Subsidiary, any of their respective directors or officers, or (b) to the knowledge of the Loan Parties, any agent or employee of the Loan Parties, any Investor or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Credit Agreement will violate any Anti-Corruption Law or applicable Sanctions.

7.23 No Defenses. Other than as disclosed in writing to Lender, no Loan Party knows of any default or circumstance which with the passage of time and/or giving of notice, could constitute a default under any Trust Documents, Investor Letter or any Subscription Document which would constitute a defense, or any other circumstance which could constitute a defense, to the obligations of the Investors to make Capital Contributions pursuant to a Capital Call Notice to the Borrower, in accordance with the Subscription Documents, Investor Letter or the Trust Documents, and has no knowledge of any claims of offset or any other claims of the Investors against any Loan Party which would diminish or adversely affect the obligations of the Investors to make Capital Contributions and fund Capital Calls in accordance with the Subscription Documents, Investor Letter or any Trust Documents.

7.24 Beneficial Ownership Certification. The information included in the most recent Beneficial Ownership Certification provided to Lender in connection with this Credit Agreement, if any, is true and correct in all respects to the best of the applicable Responsible Officer’s knowledge.

7.25 Solvency. Each Loan Party is Solvent.

7.26 Outbound Investment Rules. No Loan Party or any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules.

7.27 Records of Shares. No assets of the Borrower are or will be separately associated with any class or series of Shares of the Borrower or held and accounted for separately from the other assets of the Borrower, nor do any of the Constituent Documents of the Borrower provide therefor.

8. AFFIRMATIVE COVENANTS. Until payment in full in cash of the Note and the performance in full of the Obligations under this Credit Agreement and the other Loan Documents (other than contingent indemnification obligations), the Borrower agrees that:

8.1 Financial Statements, Reports and Notices. Borrower shall deliver to Lender the following:

(a) Annual Statements. Within one hundred and twenty (120) days after the end of each fiscal year the Borrower, audited, unqualified consolidated financial statements the Borrower as of the end of such fiscal year audited by independent public accountants of nationally recognized standing, based on Generally Accepted Accounting Principles and without qualification, exception or any other statement relating to going concern;

(b) Quarterly Statements. Within sixty (60) days after the end of each of the first three quarters of each fiscal year of the Borrower, an unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such quarter for the fiscal year to date and the related unaudited consolidated statements of operations for such period and for the portion of the Borrower’s fiscal year ended at the end of such period;

(c) Compliance Certificate. Simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate (a “Compliance Certificate”) of a Responsible Officer of the Borrower substantially in the form of Exhibit F (with blanks appropriately completed in conformity herewith): (i) stating that each such Responsible Officer is familiar with the terms and provisions of the Loan Documents, and has made, or caused to be made under his or her supervision, a detailed review of the transactions and condition of the Borrower during the period covered by such Compliance Certificate; (ii) certifying that such financial statements fairly present in all material respects the financial condition and the results of operations of the Borrower on the dates and for the periods indicated, on the basis of Generally Accepted Accounting Principles, subject, in the case of interim financial statements, to normally recurring year-end adjustments and the absence of footnotes; (iii) stating whether or not the Borrower is in compliance with the covenants set forth in Section 9.9 and 9.14 hereof and, in each case, containing the calculations thereof; (iv) stating whether any Event of Default or Potential Default exists on the date of such certificate and, if any Event of Default or Potential Default then exists, setting forth the details thereof and the action which the applicable Loan Party is taking or proposes to take with respect thereto; (v) setting forth the Uncalled Capital Commitments of all Investors and a calculation of the Available Commitment (all as of the end of the relevant period); (vi)(A) in connection with quarterly Compliance Certificates, to the extent actually known by any Loan Party, specifying changes, if any, in the name of any Investor, the address of any Investor or in the identity of any Investor, by merger or otherwise and (B) in connection with annual Compliance Certificates, providing an updated list setting forth the name and address of each Investor; and (vii) to the extent actually known by any Loan Party, listing Investors which are Excluded Investors are or have been subject to an Exclusion Event;

(d) Borrowing Base Certificate. (i) Concurrently with any Compliance Certificate delivered pursuant to Section 8.1(c), (ii) on the last Business Day of each calendar quarter, (iii) concurrently with each Loan Request, (iv) within two (2) Business Days of each Capital Call, (v) within one (1) Business Day of the admission of any Person as an additional or substitute Investor, and (vi) in connection with any notice provided under the second sentence of Section 8.4 or any other event that reduces the Uncalled Capital Commitment of any Investor, an updated Borrowing Base Certificate, in each case, current as of the date of delivery;

(e) Reporting Relating to Investors.

(i) [Reserved];

(ii) Promptly following delivery to the Investors (and with respect to the Designated Investor, in its capacity as an investor of the Borrower and not as a Management Company) generally, through public filing with the U.S. Securities and Exchange Commission, copies of all other material financial statements, appraisal reports, material notices, and other material matters, subject to any necessary redactions for Restricted Information, at any time or from time to time prepared by the Borrower and filed with the U.S. Securities and Exchange Commission, including any notice of default, notice of election or exercise of any rights or remedies under the Subscription Documents, the Trust Documents, Investor Letter or the Constituent Documents the Borrower, any notices relating in any way to any Investor’s Capital Commitment, and any notice relating in any way to the misconduct of the Borrower; and

(iii) In the event any Loan Party forms an Alternative Investment Vehicle, the Loan Parties will deliver an updated Schedule 7.17 depicting the updated fund structure of the Loan Parties.

(f) ERISA Deliverables. Borrower shall provide prompt written notice to Lender if such Borrower has reason to believe that the assets of such Borrower constitute Plan Asset of any ERISA Investor.

(g) Account Notices. The Borrower will promptly notify Lender of (i) any change in any fact or circumstances warranted or represented by Assignor herein or in any other writing furnished by Assignor to Lender in connection with the Account or the Obligations; and (ii) any claim, action, or proceeding adversely affecting title to the Account, or any part thereof, or Lender’s security interest therein;

(h) Know Your Customer Information. Promptly following any request therefor, information and documentation reasonably requested by Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation.

(i) Other Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Investors, Loan Parties or any Subsidiary, or compliance with the terms of this Credit Agreement, subject to any necessary redactions for Restricted Information, as Lender may reasonably request.

8.2 Payment of Taxes. The Borrower will pay and discharge (or cause to be paid or discharged) all Taxes, assessments, and governmental charges or levies imposed upon it, upon its income or profits, or upon any property belonging to it before delinquent; except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower shall be required to pay any such tax, assessment, charge, or levy if and so long as the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate reserves therefor have been established. To the extent the Borrower maintains or purports to maintain status as a REIT under the Code, the Borrower will use commercially reasonable efforts to be organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and all applicable regulations under the Code.

8.3 Maintenance of Existence and Rights. Each Loan Party will preserve and maintain its existence. Each Loan Party shall further preserve and maintain all of its rights, privileges, and franchises necessary in the normal conduct of its business and in accordance with all valid regulations and orders of any Governmental Authority, the failure to preserve and maintain of which could reasonably be expected to result in a Material Adverse Effect.

8.4 Notice of Default. Each Loan Party will furnish to Lender, promptly and in any event within two (2) Business Days upon becoming aware of the existence of any condition or event which constitutes an Event of Default or a Potential Default, a written notice specifying the nature and period of existence thereof and the action which the applicable Loan Party is taking or proposes to take with respect thereto. Each Loan Party shall promptly notify Lender in writing upon becoming aware: (a) that any Investor has violated or breached any material term of the Subscription Documents or has become an Excluded Investor or Defaulting Investor; or (b) of the existence of any condition or event which, with the lapse of time or giving of notice or both, would cause an Investor to become an Excluded Investor or a Defaulting Investor.

8.5 Other Notices. Each Loan Party will, promptly upon receipt of actual knowledge thereof, notify Lender of any of the following events to the extent that such event would reasonably be expected to result in a Material Adverse Effect: (a) any change in the financial condition or business of such Loan Party; (b) any default by such Loan Party under any material agreement, contract, or other instrument to which such Loan Party is a party or by which any of its properties are bound (after giving effect to any applicable grace or cure period), or any acceleration of the maturity of any material indebtedness owing by such Loan Party; (c) any uninsured claim against or affecting such Loan Party or any of its properties; (d) the commencement of, and any material determination in, any litigation with any third party or any Proceeding before any Governmental Authority affecting such Loan Party; (e) any complaint or any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability of such Loan Party arising in connection with: (i) the non-compliance with or violation of the requirements of any environmental Law or any permit issued under any environmental Law; (ii) the release or threatened release of any Hazardous Material; or (iii) any exposure to any Hazardous Material; (f) the existence of any environmental lien on any Properties or assets of such Loan Party; (g) any environmental investigation, response action, or remedial action taken by such Loan Party in response to any claim, demand, order, consent decree or judgment; or (h) the listing of such Loan Party’s Properties on SEMS.

8.6 Compliance with Constituent Documents; Use of Proceeds. The Loan Parties will promptly comply with any and all material covenants and provisions of their Constituent Documents and Side Letters. Borrower will use the proceeds of any Capital Call only for such purposes as are permitted by its Constituent Documents. The proceeds of the Loans will be used only in the manner permitted by Section 2.9. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board regulating activities with respect to Margin Stock, including Regulations T, U and X. The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

8.7 Books and Records; Access. Each Loan Party will give any representative of Lender access during normal business hours to, and permit representatives to examine, copy, or make excerpts from, any and all books, records, and documents in the possession of such Loan Party and relating to its affairs, and to inspect any of the properties of such Loan Party upon reasonable advance notice, and such visits shall be limited to no more than one such visit per calendar year (with such visit at such Loan Party’s sole cost and expense), in each case, except during the continuance of an Event of Default, when such visits may be made in Lender’s sole discretion, each such visit at the sole cost and expense the Borrower; provided that no Loan Party will be required to disclose or permit the inspection, examination, or making copies or excerpts of any document, information or other matter (a) that constitutes non-financial trade secrets or non-financial proprietary information; (b) in respect of which disclosure to the Lender is prohibited by applicable law or any binding agreement; or (c) that is subject to attorney client or similar privilege or constitutes attorney work product.

8.8 Compliance with Law. Each Loan Party will materially comply with all Laws, rules, regulations, and all orders of any Governmental Authority, including environmental Laws and ERISA (if applicable). Each Loan Party will maintain in effect and enforce policies and procedures reasonably designed to promote compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

8.9 Insurance. Each Loan Party will maintain workmen’s compensation insurance, liability insurance, and insurance on its present and future properties, assets, and business against such casualties, risks, and contingencies, and in such types and amounts, as are consistent with customary practices and standards for such Loan Party’s line of business, and the failure of which to so maintain would reasonably be expected to have a Material Adverse Effect, which insurance may be maintained for the Loan Parties and their Affiliates generally.

8.10 Authorizations and Approvals. Each Loan Party will promptly obtain, from time to time at its own expense, all such material governmental licenses, authorizations, consents, permits and approvals as may be required to enable the Loan Parties to comply with their respective obligations hereunder, under the other Loan Documents, the Subscription Agreements and its respective Constituent Documents.

8.11 Maintenance of Liens; Further Assurances. Each Loan Party shall perform all such acts and execute all such documents as Lender may reasonably request (including, without limitation, to make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, and additional agreements, undertakings, conveyances, transfers, assignments, financing statements, or other assurances) in connection with this Credit Agreement or any of the other Loan Documents (and the obligations of the Borrower hereunder or thereunder) in order to perfect and maintain Lender’s liens and security interests in the Collateral and otherwise to preserve and protect the rights of Lender in respect thereof.

8.12 [Reserved].

8.13 Beneficial Ownership Certification. With respect to any Borrower that is a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower shall inform Lender of any changes in the information included in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners or control persons identified therein and deliver an updated Beneficial Ownership Certification as needed.

8.14 Collateral Accounts. The Borrower shall ensure that, at all times on and after five Business Days after the Closing Date (or the date on which a Collateral Account is added hereunder), Lender shall have been granted electronic monitoring access to each Collateral Account.

8.15 Post-Closing Covenants. Within 15 Business Days from the Closing Date, or such later date as the Lender may agree in its sole discretion, the Initial Borrowing Date shall occur.

9. NEGATIVE COVENANTS. Until payment in full in cash of the Note and the performance in full of the Obligations under this Credit Agreement and the other Loan Documents (other than contingent indemnification obligations), the Borrower agrees that (and shall cause the appropriate Loan Parties to comply with the below, as applicable):

9.1 Mergers; Dissolution.

(a) No Loan Party will merge or consolidate with or into any Person, unless the applicable Loan Party is the surviving entity. No Loan Party will take any action to dissolve, terminate, merge or consolidate (except as permitted in the previous sentence) any Loan Party, including any action to sell or dispose of all or substantially all of the property of the Borrower, but excluding any sale of any Loan Party’s investments.

(b) No Loan Party shall take any actions, or permit any other Person to take any actions, which would cause it to fail to (i) conduct and present itself as a separate entity and maintain all business organization formalities, (ii) maintain separate books and records, and (iii) conduct all transactions with Affiliates on an arm’s length basis or otherwise in accordance with its Constituent Documents.

9.2 Negative Pledge. (a) No Loan Party will (i) create or suffer to exist any Lien upon the Collateral other than Permitted Liens or (ii) create or suffer to exist any Lien upon its ownership interest in the Borrower other than Permitted Liens; and (b) other than the Loan Documents and its Constituent Documents and except as set forth in the Side Letters delivered to Lender, no Loan Party shall make any contractual or other agreement with any Person which shall restrict, limit, penalize or control its ability to make Capital Calls or the timing thereof.

9.3 Fiscal Year and Accounting Method. No Borrower will change its fiscal year or method of accounting.

9.4 Constituent Documents. No Loan Party shall alter, amend, modify, terminate, or change any provision of its Constituent Documents, Investor Letter or any Subscription Document or execute any new Side Letter if such alteration, amendment, modification, termination or change or new Side Letter (a) adversely affects the Investors’ debts, duties, obligations, or liabilities, or the rights, titles, security interests, liens, powers or privileges of the Loan Parties or Lender, in each case relating to any Capital Call Notice, Capital Commitment, Capital Contribution or Uncalled Capital Commitment, (b) amends any leverage limitation in any Constituent Document, Subscription Document or Side Letter, in each case, in any way that materially and adversely affects the rights of Lender, or (c) modifies or includes any limitation on liability between or among the classes or series of Shares of the Borrower and/or the assets associated with any class or series of Shares of the Borrower (each a “Material Amendment”). With respect to any proposed amendment, modification or change to any Constituent Document of any Loan Party or any Subscription Document or any new Side Letter, the Loan Parties shall notify Lender of such proposal. Lender shall determine, in its sole discretion on its good faith belief, whether such proposed amendment, modification or change to such Constituent Document, Subscription Document or new Side Letter is a Material Amendment, and shall use reasonable efforts to notify Loan Parties of its determination within seven (7) Business Days of the date on which Lender is deemed to have received such notification pursuant to Section 11.5 hereof. If Lender determines that the proposed amendment is a Material Amendment, the approval of Lender will be required. If Lender determines that the proposed amendment is not a Material Amendment, such amendment may be made without the consent of Lender. Notwithstanding the foregoing, without the consent of Lender, the Borrower may amend its Constituent Documents: (i) to admit new shareholders of the Borrower or new Investors to the extent permitted by this Credit Agreement; (ii) to reflect transfers of interests permitted by this Credit Agreement; or (iii) to reflect the exercise of discretion by the Board (as defined in the Trust Documents) (or any comparable representative(s) as provided in any other Trust Document) as set forth in Section 6.1 of the Declaration of Trust (or any comparable provision of any other Trust Document), which discretion does not adversely affect the Collateral or the rights of the Lender; provided that the Borrower shall provide prompt written notice to Lender of any such amendment with a copy of any such amendment.

9.5 Transfer by, or Admission of, Investors.

(a) Transfer of Trust Interest. No Loan Party shall permit the transfer of the Trust Interest of any Investor in the Borrower unless (i) prior written notice thereof has been given to Lender and Lender has provided its prior written consent in its sole discretion to such transfer and (ii) the transferee is not a Sanctioned Person.

(b) Admission of Investors. No Loan Party shall admit any Person as a Subsequent Investor unless (i) prompt written notice, in no event later than three (3) Business Days following the admission of such Subsequent Investor, is given to Lender and (ii) such Investor is not a Sanctioned Person.

(c) Documentation Requirements. In the event any Person is admitted as a Subsequent Investor, the Borrower will promptly deliver to Lender a copy of such Subsequent Investor’s duly executed Subscription Documents and a revised Borrowing Base Certificate, containing the names and the Capital Commitments of each Investor.

(d) Funding Requirements. Prior to the effectiveness of a transfer by any Investor, the Loan Parties shall calculate whether, taking into account the Capital Commitments of such Investor as if such transfer had occurred, the transfer would cause any mandatory prepayment under Section 3.6, and shall make any Capital Calls and resulting mandatory prepayment under Section 3.6 prior to permitting such transfer.

9.6 Capital Commitments. No Loan Party shall: (a) cancel, reduce, excuse, suspend or defer the Capital Commitment of any Investor; (b) issue any Capital Call Notices other than as contemplated by Section 5.2(c) hereof; or (c) excuse any Investor from or permit any Investor to defer any Capital Contribution, if the proceeds from the related Capital Call Notice are to be applied to the Obligations hereunder. The Borrower agrees it will issue Capital Call Notices to the Designated Investor notwithstanding the provisions of Section 1(d) of the BlackRock Subscription Agreement, if the proceeds of such Capital Call Notice are to be applied to the Obligations hereunder.

9.7 ERISA Compliance. (a) The Borrower shall not establish, maintain, contribute to, or incur any material liability with respect to any Pension Plan nor, except as would not reasonably be expected to result in a Material Adverse Effect, no ERISA Affiliate shall establish, maintain, contribute to, or incur any liability with respect to, any Pension Plan; (b) assuming Lender is not, and is not acting on behalf of any “benefit plan investor” in connection with the transactions contemplated under the Loan Documents, unless the Lender relies on an available prohibited transaction exemption, the relevant conditions for exemptive relief under Section 406 of ERISA and Section 4975 of the Code of which are and continue to be satisfied in connection with the transactions contemplated under the Loan Documents, no Loan Party shall take any action, or omit to take any action, which would give rise to a “non-exempt prohibited transaction” under Section 4975(c)(1)(A), (B), (C) or (D) of the Code or Section 406(a) of ERISA in connection with the transactions contemplated by the Loan Documents and would subject Lender to any tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA.

9.8 Limitations on Dividends and Distributions.

(a) No Loan Party shall declare or pay any Distributions at any time (i) an Event of Default, Potential Default or Mandatory Prepayment Event exists and is continuing or would result therefrom, provided that the Borrower may pay ordinary course management fees to a Management Company (excluding, for the avoidance of doubt, any performance or other incentive fees) solely to the extent fees are paid other than from the Unfunded Capital Commitment of any Investor or (ii) the Minimum Funded Capital Commitment Condition has not been satisfied, in each case, other than Required REIT Distributions.

(b) No Loan Party shall (i) declare or pay any Distributions in violation of its Constituent Documents or (ii) use the proceeds of any Loan to make or pay any Distribution.

9.9 Limitation on Debt. No Borrower shall incur any Indebtedness (other than (i) Indebtedness arising under this Credit Agreement or (ii) except as permitted pursuant to its Constituent Documents.

9.10 [Reserved].

9.11 Alternative Investment Vehicles and Intermediate Entities.

(a) No Loan Party shall form an Alternative Investment Vehicle or an Intermediate Entity or direct Capital Contributions to any Alternative Investment Vehicle or Intermediate Entity unless such Loan Party (i) provides prior written notice to Lender of such formation, (ii) promptly (and in no event to exceed three (3) Business Days) after such formation, delivers the Constituent Documents of such Alternative Investment Vehicle or Intermediate Entity to Lender, and (iii) prior to admitting any Investor as a limited partner of such Alternative Investment Vehicle or Intermediate Entity or transferring the Unfunded Capital Commitment of any Investor to such Alternative Investment Vehicle or Intermediate Entity, shall have such Alternative Investment Vehicle or Intermediate Entity, as applicable, joined as a Loan Party to the applicable Loan Documents pursuant to documentation acceptable to Lender.

(b) No Loan Party shall transfer the Capital Commitment of any Investor or direct Capital Contributions to any Alternative Investment Vehicle except in accordance with the requirements set forth in clause (a) above, or otherwise without the prior written consent of Lender in its sole discretion.

9.12 Deemed Capital Contributions. The Borrower shall not reinvest current cash flow from Investments and/or net proceeds from Investment dispositions in accordance with the Trust Documents and Subscription Documents if (a) an Event of Default under Section 10.1(a), (g) or (h) has occurred and is continuing, or (b) such reinvestment would reduce the Uncalled Capital Commitment of any Investor and cause any mandatory prepayment under Section 3.6, unless with respect to this clause (b), prior to such reinvestment, the Borrower shall make any such resulting prepayment required under Section 3.6.

9.13 Investor Default. In the event that an Investor fails to fund any Capital Contribution when due or otherwise defaults on any of its obligations to any Loan Party (after any applicable grace period), at all times during the existence of any Event of Default, Potential Default or Mandatory Prepayment Event, no Loan Party shall: (a) exercise or enforce any creditor’s or partnership right it may have against such Investor; (b) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief, or insolvency proceeding) to enforce any Liens on assets of such Investor held by such Person; or (c) exercise any rights or remedies against any such Investor under the Constituent Documents of such Person or the Subscription Agreements, in each case, without the Lender’s prior consent.

9.14 Minimum Funded Capital Commitment. No Borrower shall permit the Minimum Funded Capital Commitment Condition to not be satisfied at any time after the Initial Borrowing Date.

9.15 Outbound Investment Rules. The Loan Parties will not, and will not permit any of their subsidiaries to be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules.

10. EVENTS OF DEFAULT.

10.1 Events of Default. An “Event of Default” shall exist if any one or more of the following events (herein collectively called “Events of Default”) shall occur and be continuing:

(a) The Borrower shall fail to pay when due: (i) any principal of the Obligations; or (ii) any interest on the Obligations or any fee, expense, or other payment required hereunder, and such failure under this clause (ii) shall continue for two (2) Business Days thereafter (except for the failure to pay the Obligations in full on the Maturity Date and except for the failure to prepay any amount due following the specified grace period as set forth in Section 3.6, which shall be immediate Events of Default);

(b) any representation or warranty made by the Loan Parties under this Credit Agreement or any of the other Loan Documents executed by any of them or furnished to Lender shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

(c) (i) default shall occur in the performance of any of the covenants or agreements contained in Section 8.1 (other than the covenants or agreements in Section 8.1(a), (b), (c) and (d)(i)) and such default shall continue uncured for four (4) Business Days after the earlier of (x) written notice thereof has been given by Lender to the Borrower or (y) a Loan Party obtains knowledge thereof; (ii) default shall occur in the performance of any of the covenants or agreements contained in Section 8.1(a), (b), (c) or (d)(i) and such default shall continue uncured for 15 Business Days after the earlier of (x) written notice thereof has been given by Lender to the Borrower or (y) a Loan Party obtains knowledge thereof; or (iii) default shall occur in the performance of any of the covenants or agreements contained in this Credit Agreement (other than the covenants contained in Section 3.6, Section 5.2, Section 5.4, Section 8.1, Section 8.4 or Section 9) or of the covenants or agreements contained in any other Loan Documents, and such default shall continue uncured to the satisfaction of Lender for a period of 30 days after the earlier of: (x) written notice thereof has been given by Lender to the Borrower; or (y) a Loan Party obtains knowledge thereof;

(d) default shall occur in the performance of the covenants and agreements contained in Section 3.6, Section 5.2, Section 5.4, Section 8.4 or Section 9;

(e) any of the Loan Documents shall cease, in whole or in material part, to be legal, valid, binding agreements enforceable in accordance with the terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interest, rights, titles, interest, remedies, powers, or privileges intended to be created thereby;

(f) default shall occur in the payment of any Indebtedness of the Borrower (other than the Obligations), in an aggregate amount greater than or equal to $1,000,000, and such default shall continue for more than the applicable period of grace, if any, or any such Indebtedness shall become due before its stated maturity by acceleration of the maturity thereof;

(g) any Loan Party or BlackRock shall: (i) apply for or consent to the appointment of a receiver, restructuring officer, trustee, custodian, intervenor, provisional liquidator, or liquidator of itself or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (vi) take partnership, limited liability company or corporate action for the purpose of effecting any of the foregoing;

(h) the commencement of any judicial, administrative or other proceeding under any Debtor Relief Laws relating to any Loan Party or BlackRock or all or any material part of its respective property is instituted without the consent of such Person and continues undismissed or unstayed for a period of sixty (60) days; or an order for relief, judgment or decree is entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization, restructuring or liquidation of any Loan Party or BlackRock or appointing a receiver, restructuring officer, custodian (as such term is defined in 11 U.S.C. §101(11) or the corresponding provision of any successor law), trustee, intervenor, provisional liquidator, liquidator, administrator or similar entity of such Person, or of all or substantially all of its assets;

(i) any final judgment(s) for the payment of money in excess of the sum of $1,000,000 in the aggregate shall be rendered against any Loan Party and such judgment or judgments remain unsatisfied for a period of thirty (30) days, unless covered by insurance or unless being appealed and the applicable Loan Party has posted a bond or cash collateral or otherwise stayed the execution of such judgment;

(j) [reserved];

(k) any Loan Party or the Designated Investor shall repudiate, challenge, or declare unenforceable its obligation to make contributions to the capital the Borrower pursuant to its Capital Commitments, or shall otherwise disaffirm the provisions of the Trust Documents or Subscription Documents, or shall fail to make a contribution to the capital of the Borrower within five Business Days of when required pursuant to the applicable Capital Call Notice (without regard to any notice or cure periods or any other circumstances whatsoever);

(l) (i) BlackRock (or its members) shall otherwise fail to comply in any material respect with any management or investment advisory agreement applicable to it with respect to the Borrower, or any such management or investment advisory agreement ceases to be in full force and effect or (ii) BlackRock or its Affiliates resigns or is removed from said role;

(m) one or more Investors with aggregate Capital Commitments in excess of ten percent (10%) of the aggregate Capital Commitments of all of the Investors shall fail to make their Capital Contribution within ten (10) Business Days of when required pursuant to the applicable Capital Call Notice (without regard to any notice or cure periods or any other circumstances whatsoever); or

(n) the occurrence of any of the events or circumstances described in Section 10.1(g) or (h)with respect to the Designated Investor.

10.2 Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Lender may: (a) suspend any obligation to making Loans; (b) terminate the Maximum Commitment; (c) declare the principal of, and all interest then accrued on, the Obligations to be forthwith due and payable whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind all of which the Borrower hereby expressly waives, anything contained herein or in any other Loan Document to the contrary notwithstanding; (d) exercise any right, privilege, or power set forth in Section 5.2 hereof, including, but not limited to, the initiation of Capital Calls of the Uncalled Capital Commitments; or (e) without notice of default or demand, pursue and enforce any of Lender’s rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of Default specified in Section 10.1(g) or Section 10.1(h) hereof shall occur, the principal of, and all interest on, the Obligations shall thereupon become due and payable concurrently therewith, without any further action by Lender, and without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which the Borrower hereby expressly waives.

10.3 Performance by Lender. Should any Loan Party fail to perform any covenant, duty, or agreement contained herein or in any of the other Loan Documents, and such failure continues beyond any applicable cure period so as to create an Event of Default, Lender may, during the existence of such Event of Default but shall not be obligated to, perform or attempt to perform such covenant, duty, or agreement on behalf of such Loan Party. In such event, the Borrower shall, at the request of Lender, promptly pay any amount actually and reasonably expended by Lender in such performance or attempted performance to Lender at Lender’s Lending Office, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume any liability or responsibility for the performance of any duties of the Borrower, or any related Person hereunder or under any of the Loan Documents or other control over the management and affairs of the Borrower, or any related Person, nor by any such action shall Lender be deemed to create a partnership arrangement with the Borrower or any related Person.

10.4 JPM Investors.

(a) Recourse. In the event that the Lender elects to commence the exercise of remedies pursuant to Section 10.2 or Section 10.3 upon the occurrence and during the continuance of any Event of Default, the Lender agrees that it shall not have any recourse to any JPM Investor or any of its assets with respect to the Obligations constituting principal and interest. Nothing in this Section 10.4 shall result in any Investor that is not a JPM Investor being required to make a Capital Contribution or other similar payment pursuant to the exercise of the rights associated with the Collateral where such Investor’s pro rata share of the aggregate amount otherwise so called from all Investors is greater than what such pro rata share would have been had such exercise of rights also been exercised with respect to the JPM Investors. For the avoidance of doubt, it is understood and agreed that the Lender has been granted a security interest in the right to make Capital Calls on the Uncalled Capital Commitment of all Investors.

(b) Receipt of Proceeds. Notwithstanding anything to the contrary in this Credit Agreement, in the event that the Lender elects to commence the exercise of remedies pursuant to Section 10.2 or Section 10.3 upon the occurrence and during the continuance of any Event of Default, neither the Lender nor any of its Affiliates shall be permitted to receive any proceeds or other amounts from any funding by a JPM Investor of a Capital Contribution as a result of (i) any payment by the Borrower of any Obligations constituting principal and interest to the extent such payment was funded by a Capital Call on the JPM Investor or (ii) any payment of Obligations constituting principal and interest made directly to the Lender by a JPM Investor as a result of the exercise of remedies by JPM of its rights under this Credit Agreement or any other Loan Document. In the event that the Lender elects to commence the exercise of remedies pursuant to Section 10.2 or Section 10.3 upon the occurrence and during the continuance of any Event of Default, no proceeds of Capital Contributions or any other payments from a JPM Investor shall be applied to the Obligations constituting principal and interest. The Borrower shall use reasonable efforts to maintain its books and records in a manner consistent with this Section 10.4.

(c) Notice of JPM Investors. In the event that the Lender elects to commence the exercise of remedies pursuant to Section 10.2 or Section 10.3 upon the occurrence and during continuance of any Event of Default and the requirements of this Section 10.4 are then applicable, the Lender shall deliver written notice to the Borrower of each Investor constituting a JPM Investor at such time.

11. MISCELLANEOUS.

11.1 Waivers; Amendments.

(a) No failure or delay by Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Lender hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Credit Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section 11.1, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Potential Default, regardless of whether Lender may have had notice or knowledge of such Potential Default at the time.

(b) Subject to Section 4.3, neither this Credit Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and Lender.

11.2 Right of Setoff. If an Event of Default shall have occurred and be continuing, Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other Obligations at any time owing, by Lender or any such Affiliate, to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Credit Agreement or any other Loan Document to Lender or its Affiliates, irrespective of whether or not Lender or Affiliate shall have made any demand under this Credit Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch office or Affiliate of Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness. The rights of Lender and its Affiliates under this Section 11.2 are in addition to other rights and remedies (including other rights of setoff) that Lender or its Affiliates may have. Lender agrees to notify the Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.3 Payments Set Aside. To the extent that the Borrower makes a payment to Lender, or Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

11.4 Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by Lender and its Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for Lender, in connection with the preparation and administration of this Credit Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all documented out-of-pocket expenses incurred by Lender, including the documented fees, charges and disbursements of any counsel for Lender, in connection with the enforcement or protection of its rights in connection with this Credit Agreement and the other Loan Documents, including its rights under this Section 11.4, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) To the extent permitted by applicable law (i) no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee (as defined below) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that, nothing in this Section 11.4(b) shall relieve the Loan Parties of any obligation it may have to indemnify an Indemnitee, as provided in Section 11.4(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c) The Borrower shall indemnify Lender, and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated by the Loan Documents, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Damages related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by the Borrower or its equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to the extent resulting from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for a breach in bad faith on such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.4(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(d) All amounts due under this Section 11.4 shall be payable promptly after written demand therefor.

11.5 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail, in each case to the address set forth for such party on Schedule 11.5 hereto. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received.

(b) Unless Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) Any party hereto may change its address or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

11.6 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Credit Agreement and the other Loan Documents shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Credit Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement or in any other Loan Document shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Credit Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or any other Loan Document in any court referred to in clause (b) of this Section 11.6. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Credit Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.5. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.

11.7 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.7.

11.8 Severability. Any provision of this Credit Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

11.9 Recourse Liability. The payment and performance of the Obligations shall be fully recourse to the Borrower and its properties and assets. No Investor shall have any personal, partnership, corporate or trust liability for the payment or performance of the Obligations.

11.10 Successors and Assigns.

(a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) Lender may not assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 11.10. Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section 11.10) and, to the extent expressly contemplated hereby, the Related Parties of Lender) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b) Assignments by Lender. Lender may at any time assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of the Loans at the time owing to it); provided that any such assignment shall be subject to the consent of the Borrower (such consent not to be unreasonably withheld or delayed) unless: (i) an Event of Default has occurred and is continuing at the time of such assignment; or (ii) such assignment is to an Affiliate of Lender or an Approved Fund; provided that, (i) an assignment may be made to a Competitor if an Event of Default has occurred and is continuing and (ii) the Borrower shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to Lender within five (5) Business Days after having received written notice thereof.

(c) Effect of Assignment. From and after the effective date specified in each assignment and assumption agreement, the Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such assignment and assumption agreement, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment and assumption agreement, be released from its obligations under this Credit Agreement (and, in the case of an assignment and assumption agreement covering all of the assigning Lender’s rights and obligations under this Credit Agreement, Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits and obligations of Sections 4.1 and 4.2 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the Assignee, and the applicable existing Note or Note shall be returned to the Borrower. In the event of a partial assignment by Lender, Lender and Loan Parties shall cooperate in good faith to amend this Credit Agreement and the other Loan Documents as reasonably necessary to account for there being more than one Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by Lender of a participation in such rights and obligations in accordance with clause (e) of this Section 11.10. Lender, acting solely for this purpose as an agent of the Borrower, shall maintain at its offices in New York, New York, a copy of each assignment and assumption agreement delivered to it and a register for the recordation of the names and addresses of the Assignee, and the Commitment of, and principal amounts (and stated interest) of the Loans owing to, each Assignee pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, Lender and the Assignee shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Lender may at any time sell participations to any Person (other than a natural person, the Borrower or any Affiliate or Subsidiary thereof) (each, a “Participant”) in all or a portion of Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment or the Loans owing to it); provided that: (i) Lender’s obligations under this Credit Agreement shall remain unchanged; (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Credit Agreement; provided further that any such participation shall be subject to the consent of the Borrower (such consent not to be unreasonably withheld or delayed) unless: (A) an Event of Default has occurred and is continuing at the time of such participation; or (B) such participation is to an Affiliate of Lender or an Approved Fund; provided further that (1) Lender may sell participations to a Competitor only if an Event of Default has occurred and is continuing at the time of such participation and (2) the Borrower shall be deemed to have consented to any such participation unless they shall object thereto by written notice to Lender within five (5) Business Days after having received written notice thereof. Any agreement or instrument pursuant to which Lender sells such a participation shall provide that Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that (x) reduces the amount of or postpones the date for the making of any scheduled payment hereunder, releases any material portion of the Collateral or increases the Available Commitment or mandatory prepayment provisions in Section 3.6 in a manner not otherwise contemplated herein or (y) that directly affects such Participant. Subject to clause (f) of this Section 11.10, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.1, 4.2 and 11.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.10 (subject to the requirements and limitations therein, including the requirements under Section 4.1(g) (it being understood that the documentation required under Section 4.1(g) shall be delivered to Lender)). To the extent permitted by law, each Participant also shall be entitled to the benefits of the right of setoff under applicable law as though it were a Lender.

(e) Limitation upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 4.1 or 4.2 than Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent Lender sells a participation, it shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that Lender shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary.

(f) Certain Pledges. Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

11.11 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 11.11 shall be cumulated and the interest and Charges payable to Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by Lender.

11.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Lender, regardless of any investigation made by Lender or on their behalf and notwithstanding that Lender may have had notice or knowledge of any Potential Default or Event of Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

11.13 Confidentiality. Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors on a need-to-know basis in connection with the administration of the Loans or the Loan Documents in the reasonable judgment of

Lender (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners); provided that (other than in the case of routine disclosures) Lender will use reasonable efforts to the extent permitted or practicable to do so to request confidential treatment from the recipients of any such disclosure and will (unless otherwise prohibited by law and only if reasonably practicable) notify the Borrower of its intention to make any such disclosure prior to making any such disclosure, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that (other than in the case of routine disclosures) Lender will use reasonable efforts to the extent permitted or practicable to do so to request confidential treatment from the recipients of any such disclosure and will (unless otherwise prohibited by law and only if reasonably practicable) notify the Borrower of its intention to make any such disclosure prior to making any such disclosure, (d) to any other party to this Credit Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder or under any other Loan Document, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.13, to (i) any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.13 or (ii) becomes available to Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section 11.13, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to Lender on a non-confidential basis prior to disclosure by such Person. Any Person required to maintain the confidentiality of Information as provided in this Section 11.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, nothing in this Section 11.13 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 11.13 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

11.14 USA Patriot Act. Lender is subject to the requirements of the USA Patriot Act and hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Lender to identify the Borrower in accordance with the USA Patriot Act.

11.15 No Fiduciary Duty, etc.

(a) The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that Lender will not have any obligations except those obligations expressly set forth herein and in the other Loan Documents and Lender is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other Person. The Borrower agrees that it will not assert any claim against Lender based on an alleged breach of fiduciary duty by Lender in connection with this Credit Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that Lender is not advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and Lender shall have no responsibility or liability to the Borrower with respect thereto.

(b) The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that Lender, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Lender may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by Lender or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c) In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that Lender and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. Lender will not use Information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by Lender of services for other companies, and Lender will not furnish any such information to other companies. The Borrower also acknowledges that Lender has no obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

11.16 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) This Credit Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.1, this Credit Agreement shall become effective when it shall have been executed by Lender and when Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of (x) this Credit Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 11.5), certificate, request, statement, disclosure or authorization related to this Credit Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Credit Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Credit Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Lender to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Lender has agreed to accept any Electronic Signature, the Lender shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Loan Party hereby (1) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Lender and the Loan Parties, Electronic Signatures transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Credit Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (2) the Lender may, at its option, create one or more copies of this Credit Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (3) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Credit Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Credit Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (4) waives any claim against any Indemnitee for any Liabilities arising solely from the Lender’s reliance on or use of Electronic Signatures and/or transmissions by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

11.17 Obligations Unconditional; Waiver of Defenses. No fact or circumstance whatsoever which might at law or in equity constitute a discharge or release of, or defense to the obligations of, a co-signer, accommodation party, guarantor or surety shall limit or affect any obligations of the Borrower under this Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing:

(a) Lender may at any time and from time to time, without notice to the Borrower, take any or all of the following actions without affecting or impairing the liability of the Borrower under this Credit Agreement and any other Loan Document:

(i) renew or extend time of payment of the Obligations;

(ii) accept, substitute, release or surrender any security for the Obligations; and

(iii) release any Person primarily or secondarily liable on the Obligations.

(b) No delay in enforcing payment of the Obligations, nor any amendment, waiver, change, or modification of any terms of any Loan Document, shall release the Borrower from any obligation hereunder. The obligations of the Borrower under this Credit Agreement are and shall be primary, continuing, unconditional and absolute (notwithstanding that at any time or from time to time all of the Obligations may have been paid in full), irrespective of the value, genuineness, regularity, validity or enforceability of any Loan Document. In order to hold Borrower liable or exercise rights or remedies hereunder, there shall be no obligation on the part of Lender, at any time, to resort for payment to any guarantor or to any security for the Obligations. Lender shall have the right to enforce this Credit Agreement irrespective of whether or not other proceedings or steps are being taken against any property securing the Obligations or any other party primarily or secondarily liable on any of the Obligations.

(c) Except as and if otherwise specifically set forth herein, the Borrower irrevocably waives presentment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, demand, diligence, grace, notice of dishonor or default, notice of nonpayment, notice of acceptance, notice of any loans made, extensions granted or other action taken in reliance hereon, and all other demands and notices of any kind in connection with this Credit Agreement or the Obligations.

11.18 MONTICELLOAM Event. Upon the occurrence of a MONTICELLOAM Event, the Lender has the right to propose changes to the terms of this Credit Agreement (such changes, the “MONTICELLOAM Event Adjustments”) that the Lender determines, in its good faith, are necessary to account for the effect of the MONTICELLOAM Event. The Lender shall consult in good faith with the Borrower regarding any such adjustments; provided, that if the Borrower and the Lender are unable to agree to the MONTICELLOAM Event Adjustments within five (5) Business Days of the Lender notifying the Borrower of the proposed MONTICELLOAM Event Adjustments (such failure, a “MONTICELLOAM Adjustment Disagreement”), Section 3.6(d) shall apply.

11.19 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.

(b) In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

11.20 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Loan Party in respect of any such sum due from it to the Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Judgment Currency, the Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Lender from the applicable Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Lender in such currency, Lender agrees to promptly return the amount of any excess to the applicable Loan Party (or to any other Person who may be entitled thereto under applicable law).

11.21 Borrower Communications.

(a) The Lender agrees that the Borrower may, but shall not be obligated to, make the Borrower Communications to the Lender through an electronic platform chosen by the Lender to be its electronic transmission system (the “Approved Borrower Portal”).

(b) Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Lender from time to time (including, as of the Closing Date, a user ID/password authorization system), each of the Lender and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Lender is not responsible for approving or vetting the representatives or contacts of the Borrower that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lender and the Borrower hereby approves distribution of the Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

(c) THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER

COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE LENDER OR ANY OF ITS RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF THE BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

(d) Each of the Lender and the Borrower agrees that the Lender may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Lender’s generally applicable document retention procedures and policies.

(e) Nothing herein shall prejudice the right of the Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Remainder of Page Intentionally Left Blank;

Signature Page(s) Follow(s).

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and year first above written.

BORROWER:

BLACKROCK MONTICELLO DEBT REAL ESTATE INVESTMENT TRUST, a Maryland statutory trust

By:	/s/ James E. Rehlaender III
	Name:	James E. Rehlaender III
	Its:	Executive Vice President

LENDER:

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Chelsea H. Huang
Name: Chelsea H. Huang
Its: Executive Director